Página/Page 1 de/of 21 CONTRATO DE APERTURA DE CREDITO EN CUENTA CORRIENTE QUE CELEBRAN: CURRENT ACCOUNT CREDIT AGREEMENT MADE AND ENTERED INTO BY AND BETWEEN: I BBVA MÉXICO, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA MÉXICO, COMO ACREDITANTE, A QUIEN EN LO SUCESIVO SE DESIGNARÁ COMO "EL BANCO", REPRESENTADA POR MARCOS GABRIEL NIÑO GALINDO Y CAROLINA GUADALUPE RODRÍGUEZ SOLÍS; I BBVA MÉXICO, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA MÉXICO, AS LENDER, HEREINAFTER REFERRED TO AS "BANK", HEREIN REPRESENTED BY MR. MARCOS GABRIEL NIÑO GALINDO AND MS. CAROLINA GUADALUPE RODRÍGUEZ SOLÍS; II LA SOCIEDAD DENOMINADA “PILGRIM’S PRIDE” SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, COMO ACREDITADA, A QUIEN SE DESIGNARA COMO "EL CLIENTE", REPRESENTADA POR EL SEÑOR HÉCTOR RENÉ DURÁN MANTILLA CONJUNTAMENTE CON "EL BANCO" COMO "LAS PARTES"; II THE CORPORATION WITH THE NAME OF “PILGRIM’S PRIDE” SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, AS BORROWER, HEREINAFTER REFERRED TO AS "CLIENT", HEREIN REPRESENTED BY MR. HÉCTOR RENÉ DURÁN MANTILLA, AND JOINTLY WITH "BANK" REFERRED TO AS "THE PARTIES"; AL TENOR DE LAS SIGUIENTES DECLARACIONES Y CLAUSULAS. IN ACCORDANCE WITH THE FOLLOWING REPRESENTATIONS AND SECTIONS. D E C L A R A C I O N E S REPRESENTATIONS I.- Declara "EL CLIENTE" a través de su representante legal, bajo protesta de decir verdad y bien entendido de lo dispuesto por el artículo 112 (CIENTO DOCE) de la Ley de Instituciones de Crédito que: I.- "CLIENT", through its legal representative, being duly sworn, and with a complete understanding of the provisions of Article one hundred twelve (112) of the Banking Law, affirms the following: 1. Su representante cuenta con las facultades suficientes y necesarias para acudir en su nombre y representación a la celebración y ejecución del presente contrato, mismas que no les han sido revocadas ni en forma alguna modificadas. 1. Its legal representative has sufficient powers necessary to appear on its behalf and representation to enter into and perform this agreement, which powers have not been revoked nor amended in any way whatsoever. 2. Es una sociedad debidamente constituida de acuerdo con las leyes del país, que conforme a su objeto social se dedica entre otros a suscribir, adquirir, endosar, otorgar en prenda, negociar y en general disponer en cualquier forma de toda clase de acciones, partes sociales, intereses y participaciones en otras sociedades o asociaciones civiles o mercantiles, mexicanas o extranjeras, etc. 2. It is a Company incorporated in compliance with the Mexican laws, which in accordance with its corporate purpose it engages, including, to sign, acquire, endorse, provide in pledge, deal and generally dispose of any and all types of shares, equity interest, membership interest or interest in other civil or business, Mexican or foreign, corporations or partnerships, etc. 3. La empresa y los bienes que la forman se encuentran al corriente en el pago de todos los adeudos, obligaciones, impuestos y derechos a su cargo. 3. The company and the assets comprising it are up to date in payment of all debts, liabilities, taxes and duties corresponding thereto. 4. No se encuentra pendiente, ni se amenaza presentar en su contra, alguna acción o procedimiento que pueda afectar la legalidad del presente contrato. 4. There is no action or proceedings filed against it that are pending or might be filed, which could affect the legality of this Agreement. 5. Los estados financieros que ha entregado a "EL BANCO", presentan adecuadamente la situación financiera a la fecha, así como los resultados de sus operaciones por el período determinado en los mismos, de conformidad con las Normas de 5. The financial statements that have been delivered to "BANK", fairly show its financial position at this date, as well as the results of its operations for a specific period stipulated therein, in accordance with the Financial Information Standards (FIS); and

Página/Page 2 de/of 21 Información Financiera (NIF), que no ha habido cambio de importancia en su condición financiera. its financial position has not undergone relevant changes. 6. Tiene celebrado con "EL BANCO" un contrato de depósito bancario de dinero a la vista, en pesos, moneda nacional, en virtud del cual es titular de la Cuenta de Cheques (en adelante la "CUENTA DE CHEQUES"), identificada con el número 0445008026 (cero, cuatro, cuatro, cinco, cero, cero, ocho, cero, dos, seis). 6. It has a demand deposit banking agreement executed with "BANK", in Mexican pesos, whereby it is the holder of the Checking Account ("CHECKING ACCOUNT"), identified with number zero, four, four, five zero, zero, eight, zero, two, six (0445008026.) 7. Su domicilio social se ubica en Querétaro, Querétaro, con oficinas en Avenida Antea número 1032, interior 14, Colonia Jurica, C.P 76100, y con Registro Federal de Contribuyentes No. PPR910701LEA. 7. Its corporate address is in Querétaro, Querétaro, with office at Avenida Antea number 1032, suite 14, Colonia Jurica, Z.C. 76100, and Tax ID No. PPR910701LEA. 8. Tiene celebrado con "EL BANCO" un contrato, el cual se menciona en el CAPITULO SEGUNDO, De los Medios Electrónicos del presente documento, por el que a través de claves y contraseñas previamente convenidas, que lo identifican y vinculan, tiene acceso a los sistemas de cómputo de "EL BANCO" para realizar diversas operaciones, entre las cuales puede realizar consultas de su línea de crédito y disposiciones. 8. It has entered with "BANK" an agreement, referred to in CHAPTER TWO, Electronic Means of this agreement, and through previously agreed upon User IDs and passwords which identify and link "CLIENT", it may access the computer systems of "BANK" to carry out several transactions, including enquiries on its credit facility and drawdowns. 9. Conoce el sistema (según se define más adelante) que "EL BANCO" tiene en función y que opera mediante medios electrónicos, y que conoce y acepta que a través de él, "EL CLIENTE" expresará su consentimiento respecto de las disposiciones que realice al amparo del presente contrato, mediante el empleo de claves y contraseñas (según dichos términos se definen más adelante) previamente convenidas, mismas que lo identifican y vinculan, e intercambiará instrucciones, archivos y mensajes de datos (según se define más adelante) con "EL BANCO". 9. It is aware of the system (as hereinafter defined) as operated by "BANK" through electronic means, and that it knows and agrees that through that system, "CLIENT" shall give its consent regarding withdrawals executed thereby under this agreement, by using priorly agreed upon User IDs and passwords (as those terms are defined below), which User IDs and passwords serve to identify and link "CLIENT", and "CLIENT" shall exchange instructions, files and data messages (as that term is defined below) with "BANK". 10. Los recursos que utilizará para pagar el presente crédito no son ni serán de procedencia ilícita. 10. The funds that will be used to pay this credit are not, nor will they be in the future, of illegal origin. 11. Cumple con el ordenamiento ecológico, la preservación, restauración y mejoramiento del ambiente, así como la protección de las áreas naturales, la flora y fauna silvestre y acuáticas, el aprovechamiento racional de los elementos naturales, la previsión y el control de la contaminación del aire, agua y suelo y en general todas y cada una de las disposiciones previstas en la Ley General de Equilibrio Ecológico y Protección al Ambiente. 11. It complies with the ecological regulations, and with the preservation, restoration and improvement of the environment, and also with the protection of natural areas, wild and aquatic flora and fauna, in general each and all provisions set forth in the General Ecological Balance and Protection of the Environment Law [Ley General de Equilibrio Ecológico y Protección al Ambiente.] II.- Declara "EL BANCO" a través de sus representantes: II.- "BANK" represents, through its legal representatives, that: 1. Es una sociedad anónima debidamente constituida conforme a las leyes mexicanas y se encuentra autorizada para operar como institución de banca múltiple, por lo que cuenta con las 1. It is a business corporation duly incorporated under Mexican laws and authorized to operate as a full- service bank. Therefore, it has the powers necessary to enter into and perform this Agreement.

facultades necesarias para la celebración y cumplimiento de este contrato.

2. Sus representantes cuentan con las facultades suficientes para acudir en su nombre y representación a la celebración y ejecución del presente contrato, mismas que no les han sido revocadas ni en forma alguna modificadas.

3. Tiene contemplada la utilización de equipos y sistemas automatizados de cómputo para la atención y control electrónico de alguna de las operaciones y servicios a que se refiere el presente contrato (en adelante el "SISTEMA"), que le permite intercambiar instrucciones, archivos y mensajes de datos.

4. Considerando las declaraciones de "EL CLIENTE", está dispuesto a abrirle un crédito.

Por lo anterior, "LAS PARTES" se sujetan a lo que estipulan las siguientes:

CAPITULO PRIMERO
CREDITO EN CUENTA CORRIENTE

C L A U S U L A S

PRIMERA.

IMPORTE. Por virtud del presente contrato "EL BANCO" abre a "EL CLIENTE" un crédito en cuenta corriente, hasta por la cantidad de **$1’110,200,000.00 (MIL CIENTO DIEZ MILLONES DOSCIENTOS MIL PESOS 00/100 MONEDA NACIONAL)**, en lo sucesivo el "CRÉDITO".

Dentro del límite del "CRÉDITO" no quedan comprendidos los intereses, intereses moratorios, comisiones, accesorios y demás gastos que deba cubrir "EL CLIENTE" en favor de "EL BANCO" conforme al presente contrato.

"EL CLIENTE" hará uso del "CRÉDITO" en la forma, términos y bajo las condiciones convenidas en este contrato.

El "CRÉDITO" se otorga de conformidad a lo dispuesto en la Ley General de Títulos y Operaciones de Crédito, en forma de apertura de Crédito en Cuenta Corriente,

SEGUNDA.

DESTINO. "EL CLIENTE" se obliga a destinar el importe del "CRÉDITO" precisamente para **capital de trabajo**.

TERCERA.

VIGENCIA. La vigencia de este contrato es de **36 (TREINTA Y SEIS) MESES** contados a partir de la fecha de firma del presente contrato, esto es, terminará precisamente el día **15 QUINCE DE AGOSTO DEL**

2. Its representatives have sufficient powers to appear on its behalf and representation to enter into and perform this Agreement, which powers have not been revoked or modified in any way whatsoever.

3. It has considered the use of automated computer equipment and systems for the electronic handling and control of certain transactions and services referred to herein (the "SYSTEM"), which allow “BANK” to exchange directions, files and data messages.

4. Taking into consideration the representations of “CLIENT”, it is willing to grant a credit thereto.

For the reasons outlined above, “THE PARTIES” agree to adhere to the provisions of the following::

CHAPTER ONE
CURRENT ACCOUNT CREDIT

SECTIONS

SECTION ONE.

AMOUNT. “BANK” hereby opens for "CLIENT" a current account credit up to the amount of **$1,110,200,000.00 (ONE BILLION ONE HUNDRED TEN MILLION TWO HUNDRED THOUSAND PESOS AND ZERO CENTS, MEXICAN CURRENCY)**, hereinafter referred to as "CREDIT".

The interest, default interest, fees, accessories and other expenses that must be paid by “CLIENT” to “BANK” pursuant to this Agreement are not include within the ceiling of “CREDIT.”

“CLIENT” will use of “CREDIT” in the manner and under the terms and conditions agreed upon in this Agreement.

“CREDIT” is granted under provisions in the General Negotiable Instruments and Credit Operations Law [*Ley General de Títulos y Operaciones de Crédito*], as a Current Account Credit Agreement.

SECTION TWO.

USE. "CLIENT" assumes the obligation to use the amount of “CREDIT” precisely for **work capital**.

SECTION THREE.

TERM. Term of this agreement is **THIRTY-SIX (36) MONTHS** beginning on the day this agreement is signed, that is, this agreement shall precisely terminate on the **FIFTEENTH (15th) DAY OF AUGUST TWO**

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2026 (DOS MIL VEINTISÉIS), en lo sucesivo "FECHA DE PAGO FINAL".

No obstante la vigencia antes pactada, acuerdan “LAS PARTES” que la disposición del “CRÉDITO” al inicio de cada anualidad estará sujeta a lo previsto en la cláusula CUARTA del presente contrato.

A pesar de su terminación, este contrato producirá todos sus efectos legales hasta que "EL CLIENTE" haya liquidado en su totalidad todas las cantidades a su cargo.

CUARTA.

DISPOSICIONES DEL "CREDITO". Durante la vigencia del presente contrato "EL CLIENTE" podrá disponer, total o parcialmente del "CRÉDITO", conforme lo permitan los recursos disponibles de la Tesorería de "EL BANCO" a través del "SISTEMA" y sujeto a lo siguiente:

1. Que no exista por parte de "EL CLIENTE" ningún hecho o motivo que sea considerado como un incumplimiento a sus obligaciones establecidas en el presente instrumento, o con cualquier otro que tenga con “EL BANCO”.

2. Que, al cumplirse cada aniversario de vigencia del presente contrato, se obtenga autorización por parte de “EL BANCO”, la cual podrá ser comunicada a “EL CLIENTE” en forma expresa, o bien a partir del hecho de que le permita seguir disponiendo del “CRÉDITO”.

3. En su caso, "EL CLIENTE" constituya en los términos que se pacten en el presente contrato, la(s) garantía(s) consignada(s).

Las disposiciones del "CRÉDITO" que "EL CLIENTE" efectúe al amparo del presente contrato serán abonadas a la "CUENTA DE CHEQUES" que "EL BANCO" le tiene establecida.

En cada ocasión en que "EL CLIENTE" pretenda disponer parte o la totalidad del "CRÉDITO", éste último deberá convenir con "EL BANCO" las fechas de pagos parciales de capital, en lo sucesivo "FECHA DE PAGO PARCIAL", que no podrán ser superiores de hasta **180 (CIENTO OCHENTA)** días, ni en su caso, superiores a la "FECHA DE PAGO FINAL"**.**

Las "FECHAS DE PAGOS PARCIALES" así convenidas se harán constar en el "SISTEMA" y en su caso, en el(los) documento(s) (en lo sucesivo "AVISO(S) DE DISPOSICIÓN"), que por cada disposición realice "EL CLIENTE", los cuales deberá(n) de tener la(s) característica(s) que señale “EL BANCO”.

Dicho(s) “AVISO(S) DE DISPOSICIÓN”, no podrán tener vencimiento posterior a la fecha de terminación del presente contrato.

THOUSAND TWENTY-SIX (2026), ("FINAL PAYMENT DATE".)

Notwithstanding above-mentioned duration, “THE PARTIES” agree that drawdown of “CREDIT” at the beginning of each yearly period shall be subject to that provided in section FOUR of this agreement.

Notwithstanding its termination, this agreement will originate all its legal effects up until such time as “CLIENT” has paid in full all the amounts owed thereby.

SECTION FOUR.

DRAWDOWNS OF "CREDIT". During the term of this agreement, “CLIENT” may draw down "CREDIT" in whole or in part through "SYSTEM" provided that the funds are available in the Treasury Department of “BANK” and subject to the following:

1. There is no event or reason on the part of “CLIENT” that might be considered a breach of its obligations stipulated in this agreement, or any other "CLIENT" has with “BANK”.

2. Upon each anniversary of the term of this agreement, consent of “BANK” needs to be requested, and may be explicitly notified to “CLIENT”, or from a situation that makes possible for "CLIENT" to continue drawing “CREDIT”.

3. In such case, “CLIENT” establishes the delivered guaranty(ies) in accordance with the terms agreed upon in this Agreement).

Drawdowns of the "CREDIT" made by "CLIENT" pursuant to this agreement shall be credited to the "CHECKING ACCOUNT" opened in "BANK."

Every time “CLIENT” wishes to draw down a portion or the entire amount of “CREDIT”, the latter must reach an agreement with "BANK" on the dates of partial payment of principal (“PARTIAL PAYMENT DATE”), which payments may not be more than **ONE HUNDRED EIGHTY (180)** days; or in such case, beyond that "FINAL PAYMENT DATE."

Agreed upon "PARTIAL PAYMENT DATES" shall be registered in "SYSTEM", and in the document(s), if any, (DRAW DOWN NOTICE(S)), issued for each drawdown made by "CLIENT", which document(s) shall contain the features stipulated by “BANK”.

The due date of said “DRAWDOWN NOTICE(S) may not be subsequent to the day when this agreement is terminated.

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"EL CLIENTE" podrá hacer remesas, antes de la fecha fijada para su liquidación parcial o total de las disposiciones que hubiere hecho, quedando facultado, mientras el presente contrato no concluya, para disponer en la forma pactada del saldo que resulte a su favor.

QUINTA.

PAGO DEL PRINCIPAL. Durante la vigencia del presente contrato, "EL CLIENTE" se obliga a pagar en favor de "EL BANCO", las cantidades de que haya dispuesto, efectuando pagos a "EL BANCO" por concepto de la suerte principal, precisamente en cada "FECHA DE PAGO PARCIAL".

En caso de que cualquier "FECHA DE PAGO PARCIAL" fuese un día que no sea "DÍA HÁBIL", el pago se realizará el "DÍA HÁBIL" inmediato siguiente.

No obstante lo señalado con anterioridad, "LAS PARTES" convienen que "EL CLIENTE" podrá optar durante la vigencia del presente contrato, por diferir cualquier pago de principal, para lo cual, a través del "SISTEMA", podrá previo a cada "FECHA DE PAGO PARCIAL" o precisamente en la "FECHA DE PAGO PARCIAL" y respecto de alguna disposición del "CRÉDITO", recalendarizar su pago correspondiente en el nuevo plazo que elija, siempre y cuando:

"EL CLIENTE" liquide los intereses ordinarios devengados a esa fecha, la recalendarización no se haga sobre una disposición vencida, y no tenga sobregiros, retenciones o bloqueos en la "CUENTA DE CHEQUES".

La recalendarización puede ser de la siguiente manera:

- Por el mismo importe o por un importe menor al de la disposición por vencer.
- Al nuevo vencimiento le aplicará la tasa de interés que establezca el "SISTEMA", derivado de cada recalendarización.
- Ninguna recalendarización podrá exceder el plazo máximo de hasta **180 (CIENTO OCHENTA) DÍAS.**
- Ninguna recalendarización podrá exceder del vencimiento del contrato.
- Aplica únicamente para pago de principal y en "FECHAS DE PAGO PARCIAL", por lo que en la "FECHA DE PAGO PARCIAL" "EL CLIENTE" se obliga a mantener fondos suficientes en la "CUENTA DE CHEQUES" para pagar los intereses.

La recalendarización de pagos no implica prórroga a la vigencia del contrato. En su caso el(los) documento(s) documento(s) con que se acredite la recalendarización (en lo sucesivo "AVISO(S) DE RECALENDARIZACIÓN"), que suscriba "EL

"CLIENT" may make remittances before the day stipulated for settlement, in whole or in part, of any drawdowns executed thereby, and "CLIENT" is authorized to draw, while this agreement remains in effect, any remaining balance to the benefit thereof.

SECTION FIVE.

REPAYMENT OF PRINCIPAL. During the term of this agreement, "CLIENT" assumes the obligation to pay "BANK", the amounts that it has drawn down, making payments to "BANK" for principal, precisely on each "PARTIAL PAYMENT DATE".

In the event any "PARTIAL PAYMENT DATE" falls on a "NON-BUSINESS DAY", payment must be made on the immediately following "BUSINESS DAY".

Notwithstanding the aforementioned, "THE PARTIES" agree that "CLIENT" may, during the term of this agreement, select to defer any payment of principal. Therefore, "CLIENT" may reschedule, through "SYSTEM" any drawdown of "CREDIT", prior to each "PARTIAL PAYMENT DATE" or precisely on the "PARTIAL PAYMENT DATE"; and, with respect to any drawdown of "CREDIT", reschedule the respective payment within the new term it has selected, provided that:

"CLIENT" pays the regular interest accrued up to that date, the payment rescheduled is not owed on a drawdown that is due; and there are no overdrafts, withholdings or blockage of the "CHECKING ACCOUNT".

Payments may be rescheduled as follows:

- For the same amount or for an amount lower than the drawdown that is about to be due and payable.
- The interest rate established in the "SYSTEM" originated in each rescheduling shall be applied on new due date.
- No rescheduling date may exceed the maximum term of up to **ONE HUNDRED EIGHTY (180) days.**
- No rescheduling date may exceed the maturity date of the agreement.
- It is applicable only for payment of the principal, on "PARTIAL PAYMENT DATES". Therefore, at the "PARTIAL PAYMENT DATE", "CLIENT" assumes the obligation to keep sufficient funds in the "CHECKING ACCOUNT" to cover payment of interest.

Payment rescheduling does not imply an extension of the term of the Agreement. Document(s) evidencing rescheduling ("RESCHEDULING NOTICE(S)"), if any,

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Página/Page 6 de/of 21 CLIENTE”, deberá(n) de tener la(s) características que señale “EL BANCO”. signed by "CLIENT" shall contain those requirements stipulated by “BANK.” Las recalendarizaciones no podrán tener vencimiento posterior a la fecha de terminación del presente contrato ó bien vencimiento posterior al año aniversario con el que cuenta “EL CLIENTE”, para realizar el pago señalado en el párrafo siguiente. Expiry of any rescheduling may not be later than the date when this agreement is terminated, or an expiry later than the anniversary year “CLIENT” has to make payment stipulated in the following paragraph. SEXTA. SECTION SIX. INTERESES ORDINARIOS. "EL CLIENTE" se obliga a pagar a "EL BANCO", durante la vigencia del presente contrato, intereses ordinarios sobre la suerte principal insoluta del "CRÉDITO", que se calcularán a una tasa anualizada que será el equivalente a la Tasa TIIE (según se define más adelante) más 1.35 (uno punto treinta y cinco) puntos porcentuales. REGULAR INTEREST. "CLIENT" assumes the obligation to pay "BANK", during the term of this Agreement, regular interest on the unpaid balance of the principal of “CREDIT”, which will be calculated at an annualized rate the equivalent of the TIIE Rate (as defined below) plus one point thirty-five (1.35) percentage points. Los intereses se devengarán a partir de la fecha de disposición parcial o total del "CRÉDITO" y deberán ser pagados a "EL BANCO" en cada "FECHA DE PAGO DE INTERESES" (según éste término se define más adelante). Interest will be accrued starting on the date of the partial or complete drawdown of “CREDIT” and must be paid to "BANK" on each “INTEREST PAYMENT DATE” (as this term is defined below).. En el supuesto de que cualquier “FECHA DE PAGO DE INTERESES” fuese un día que no sea "DIA HABIL" (según dicho término se define a continuación), dicho pago se hará en el "DIA HABIL" inmediato siguiente. In the event that any “INTEREST PAYMENT DATE” were to fall on a "NON-BUSINESS DAY" (as this term is defined below), payment must be made on the immediately following "BUSINESS DAY." Para efectos del presente contrato: For purposes of this Agreement: "DIA HABIL" significa, excepto sábados, domingos o días festivos, cualquier día en el cual las oficinas principales de las instituciones de crédito del país, estén abiertas al público para la realización de operaciones bancarias. "BUSINESS DAY" means any day except Saturdays, Sundays or holidays, on which the main offices of Mexican financial institutions are open to the public for carrying out banking transactions. "FECHA DE PAGO DE INTERESES" significa, el último día de cada Período de Intereses. "INTEREST PAYMENT DATE" means the last day of each Interest Period. "PERIODO DE INTERESES" significa, cada período de 1 (UN) MES CALENDARIO con base en el cual se calcularán los intereses que cause el saldo insoluto del "CRÉDITO", en la inteligencia de que (i) el primer "PERIODO DE INTERESES" comenzará en la fecha de la disposición parcial o total del "CRÉDITO" y terminará precisamente el día último del mes en que haga la disposición, (ii) los "PERIODOS DE INTERESES" subsecuentes comenzarán el día primero del mes correspondiente al "PERIODO DE INTERESES" de que se trate y terminarán el último día de ese mismo mes, y (iii) cualquier "PERIODO DE INTERESES" que esté vigente en la "FECHA DE PAGO PARCIAL" o "FECHA DE PAGO FINAL", terminará precisamente en dicha fecha. "INTEREST PERIOD" refers to each ONE (1) CALENDAR MONTH, the basis of which is used to calculate the interest accrued on the unpaid balance of “CREDIT”, in the understanding that: (i) the first “INTEREST PERIOD” will commence on the date of the partial or total drawdown of “CREDIT” and will end precisely on the last day of the month in which the respective drawdown is made; (ii) the subsequent “INTEREST PERIOD” will commence on the day after the last day of the immediately preceding “INTEREST PERIOD” and will end on the last day of that same month; and (iii) any “INTEREST PERIOD” in effect at the “PARTIAL PAYMENT DATE” or “FINAL PAYMENT DATE” will end precisely on that date. “TASA TIIE” significa, la tasa de interés interbancaria de equilibrio a plazo de 28 (VEINTIOCHO) días, o en caso de caer en día inhábil el término de dicho plazo, de 26 (VEINTISEIS), 27 (VEINTISIETE) ó 29 (VEINTINUEVE) días, determinada por el Banco de México y publicada en el Diario Oficial de la Federación, "TIIE RATE" means the TWENTY-EIGHT (28)-day interbank equilibrium interest rate, or if the last day of this period ends on a non-business day, TWENTY-SIX (26), TWENTY-SEVEN (27) or TWENTY-NINE (29) days, determined by Mexico's Central Bank and published in the Federal Official Gazette on the

Página/Page 7 de/of 21 el “DIA HABIL” inmediato anterior a la fecha de inicio de cada “PERIODO DE INTERESES”. "BUSINESS DAY" immediately preceding the date that each “INTEREST PERIOD” begins. Para el caso de que en cualquiera de cada uno de los "PERIODOS DE INTERESES" en que se devengarán los intereses no se llegare a contar con la determinación por parte de Banco de México de la "TASA TIIE", se aplicará al presente contrato la tasa de interés que sustituya a dicha "TASA TIIE" y que así lo haya dado a conocer el propio Banco de México, aplicándose como margen los mismos puntos porcentuales señalados para la "TASA TIIE", mismos que están señalados anteriormente y el mismo sistema para su cálculo. In the event that no determination of the "TIIE RATE" is available from the Mexico's Central Bank during each one of the ”INTEREST PERIODS” in which interest is accrued, the interest rate replacing said "TIIE RATE", as released by the Mexico's Central Bank itself, will be applied to this agreement; also applying as margin the same percentage points stipulated for the "TIIE RATE" that were specified above, and using the same system for its determination. En caso de que el Banco de México no dé a conocer tasa de intereses sustituta de la "TASA TIIE", se aplicará al "CREDITO", como tasa sustituta la "TASA CETES" (según se define más adelante) más los mismos puntos porcentuales que de común acuerdo "LAS PARTES" pacten en ese momento. In the event Mexico's Central Bank fails to release the interest rate replacing the "TIIE RATE", the substitute interest rate that will be applied to “CREDIT” as a replaced rate will be the "CETES RATE" (as defined below) plus the same percentage points then mutually agreed upon by "THE PARTIES.". Para los efectos del presente contrato, "TASA CETES" significa la última tasa anual de interés de rendimiento equivalente a la de descuento, de los Certificados de la Tesorería de la Federación a plazo de 28 (VEINTIOCHO) días o, en caso de caer en día inhábil el término de dicho plazo, de 26 (VEINTISEIS), 27 (VEINTISIETE) ó 29 (VEINTINUEVE) días, en colocación primaria que semanalmente dé a conocer el Gobierno Federal por conducto de la Secretaría de Hacienda y Crédito Público mediante avisos en los periódicos de mayor circulación en el país, siendo aplicable al presente "CREDITO" la última "TASA CETES" que se haya dado a conocer de manera previa al inicio de cada "PERIODO DE INTERESES". For purposes of this Agreement, the "CETES RATE" refers to the latest annual return rate equal to the discount rate of Federal Treasury Bills for TWENTY- EIGHT (28) days; or if the last day of this period ends on a non-business day, TWENTY-SIX (26), TWENTY- SEVEN (27) or TWENTY-NINE (29) days; in primary placement auctions weekly announced by the Federal Government through the Ministry of Finance and Public Credit through notices in the major newspapers in the country. The latest "CETES RATE" that has been released prior to the beginning of each “INTEREST PERIOD” will be the rate applicable to this “CREDIT”. En caso de que no se publique ninguna de las tasas anteriormente señaladas, "LAS PARTES" están de acuerdo en celebrar un convenio modificatorio al presente contrato, que tenga por propósito establecer la tasa de interés aplicable al mismo. Lo anterior, dentro de un plazo que no podrá ser superior a un plazo de 20 (VEINTE) días naturales, a la fecha en que "EL BANCO" le notifique a "EL CLIENTE" de dicha circunstancia. Durante el mencionado plazo regirá la última tasa de interés aplicada. In the event none of the rates referred to above are published, "THE PARTIES" agree to enter into an agreement amending this agreement for the purpose of establishing the interest rates applicable thereto. The foregoing will occur within a term that may not exceed a period of TWENTY (20) calendar days from the date on which “BANK” notifies “CLIENT” of this circumstance. During said term the latest applied interest rate shall prevail. Será causa de vencimiento anticipado del presente contrato, el que "LAS PARTES" no lleguen a un acuerdo respecto a la tasa sustituta aplicable dentro del plazo arriba pactado, caso en el cual "EL CLIENTE" deberá pagar a "EL BANCO" el saldo insoluto del "CRÉDITO" y sus demás accesorios, en la fecha del citado vencimiento, toda vez que en caso contrario el saldo insoluto devengará intereses moratorios conforme a lo pactado en el presente instrumento, tomando como base la última tasa ordinaria aplicable al presente "CRÉDITO". The fact that ”THE PARTIES” fail to reach an agreement with respect to the substitute rate applicable within the term agreed upon referred to above shall constitute cause of early termination of this Agreement. In this case, “CLIENT” shall pay "BANK" the unpaid balance of “CREDIT” and its other accessories at the date of the aforementioned expiration; because if not, the unpaid balance will accrue default interest pursuant to this agreement; taking as a base the latest regular interest rate applicable to this “CREDIT”.

Página/Page 8 de/of 21 Para calcular los intereses ordinarios de cada "PERIODO DE INTERESES", la tasa anualizada de interés aplicable se dividirá entre 360 (TRESCIENTOS SESENTA) y el resultado se multiplicará por el número de los días naturales que integren el "PERIODO DE INTERESES" de que se trate. La tasa resultante se multiplicará por el saldo insoluto del "CRÉDITO" y el producto será la cantidad que por concepto de intereses deberá pagar "EL CLIENTE" a "EL BANCO" en cada "FECHA DE PAGO DE INTERESES". To determine the regular interest of each “INTEREST PERIOD”, the applicable annual interest rate will be divided by three hundred sixty (360) and the result will be multiplied by the number of calendar days comprising the “INTEREST PERIOD” involved. The resulting rate will then be multiplied by the unpaid balance of “CREDIT” and the result will be the amount in interest that must be paid by “CLIENT” to "BANK" on each “INTEREST PAYMENT DATE”. “LAS PARTES" convienen que la tasa de interés podrá revisarse en forma anual, a partir de la fecha de firma del presente instrumento, por lo que en el caso que decidan modificarla, celebrarán el instrumento correspondiente. “THE PARTIES" agree that interest rate may be reviewed each year, beginning on the day this agreement is signed. Therefore, if “THE PARTIES” decide to change that rate, they will sign the applicable agreement. SÉPTIMA. SECTION SEVEN. INTERESES MORATORIOS. En caso de que "EL CLIENTE" no pague puntualmente alguna cantidad que deba cubrir en favor de "EL BANCO" conforme al presente contrato, exceptuando intereses, dicha cantidad devengará intereses moratorios desde la fecha de su vencimiento hasta que se pague totalmente, intereses que se devengarán diariamente, que se pagarán a la vista y conforme a una tasa anualizada igual al resultado de multiplicar la tasa de intereses ordinaria por 2 (DOS). DEFAULT INTEREST. In the event “CLIENT” fails to pay on time any amount owed to "BANK" in accordance with the terms of this agreement, with the exception of interest, said amount will accrue overdue interest from the date on which it became due until it has been paid in full. Overdue interest will be accrued daily, payable on sight according to an annual rate the equivalent of multiplying the regular interest rate by TWO (2). Para calcular los intereses moratorios, la tasa anualizada de interés moratorio aplicable se dividirá entre 360 (TRESCIENTOS SESENTA) y el cociente se aplicará a los saldos insolutos y vencidos, resultando así el interés moratorio de cada día, que se ha obligado a pagar "EL CLIENTE" en términos de este contrato To determine default interest, the annual default interest rate will be divided by THREE HUNDRED AND SIXTY (360) and the result will be applied to the unpaid, overdue balances; thereby arriving at the default interest rate for each day, which “CLIENT” has obliged itself to pay pursuant to this agreement OCTAVA. SECTION EIGHT. COMISION(ES). “EL CLIENTE" se obliga a pagar a "EL BANCO" comisión por apertura del "CRÉDITO", por la cantidad equivalente al 0.00% (cero por ciento) calculada sobre el importe del “CRÉDITO”, que será cobrada al momento que “EL BANCO” realice el alta del “CREDITO” en el “SISTEMA”. FEE(S). "CLIENT" assumes the obligation to pay "BANK" a fee for opening the "CREDIT", for the amount equal to zero percent (0.00%) determined on the amount of “CREDIT”, which will be charged at the time “BANK” registers “CREDIT” in “SYSTEM.” Asimismo "EL CLIENTE" se obliga a pagar a "EL BANCO" una comisión anual por administración del "CRÉDITO" por la cantidad equivalente al 0.1% (cero punto uno por ciento) calculada sobre el importe del “CRÉDITO”, que será pagada en la fecha que se cumpla cada aniversario del presente contrato. Also, "CLIENT" assumes the obligation to pay "BANK" an annual management fee for the "CREDIT", for the amount equal to zero point one percent (0.1%), determined on the “CREDIT” amount, which will be paid on each anniversary of this agreement. Para efectos de esto último, "EL CLIENTE" faculta irrevocablemente a "EL BANCO" para que cobre dicha(s) comisión(es) más el IVA correspondiente, mediante el cargo del importe que corresponda a la "CUENTA DE CHEQUES". For purposes of the foregoing, "CLIENT" irrevocably authorizes "BANK" to collect these fees, plus the respective VAT, by debiting the corresponding amount to the "CHECKING ACCOUNT". “LAS PARTES” acuerdan que “EL BANCO” no efectuará cargos, comisiones o gastos distintos a los especificados en el presente contrato. “THE PARTIES” agree that “BANK” shall not charge debits, fees or expenses other than those stipulated in this agreement.

NOVENA.

LUGAR Y FORMA DE PAGO. Todos los pagos que deba efectuar "EL CLIENTE" en favor de "EL BANCO" al amparo de este contrato, por capital, intereses, comisiones y demás consecuencias legales, los hará en las fechas convenidas en días y horas hábiles, sin necesidad de previo requerimiento. Dichos pagos serán efectuados a través del "SISTEMA" o en cualquier sucursal de "EL BANCO", ubicada en la misma plaza correspondiente al domicilio estipulado por "EL BANCO", o bien, podrán hacerse en cualquier otro lugar que al efecto "EL BANCO" notifique a "EL CLIENTE" con por lo menos 10 (DIEZ) días de anticipación a la fecha de pago respectivo.

"EL BANCO" estará obligada a recibir cheques y órdenes de transferencias de fondos para el pago de principal, intereses, comisiones y gastos del "CRÉDITO".

Las órdenes de transferencia de fondos podrán ser enviadas a solicitud de "EL CLIENTE" o por un tercero y la institución emisora podrá ser otra institución de crédito. Asimismo, los cheques podrán ser librados por "EL CLIENTE" o por u tercero, incluyendo aquellos que hayan sido expedidos a cargo de otra institución de crédito. Lo anterior siempre y cuando quienes libren los cheques o soliciten órdenes de transferencias de fondos respectivos, tengan en las cuentas que correspondan recursos suficientes.

El pago del "CRÉDITO" se acreditará de acuerdo al medio de pago que utilice "EL CLIENTE", de la manera siguiente:

SECTION NINE.

PLACE AND METHOD OF PAYMENT. All payments of principal, interest and other legal consequences to be made by "CLIENT" to "BANK" under this Agreement must be made on the business days and hours agreed upon, with no need for prior demands. These payments may be made through the "SYSTEM" at any branch of "BANK" located in the same city as the address stipulated by "BANK", or payments may be made at any other place notified by "BANK" to "CLIENT" at least TEN (10) days in advance of the respective payment date.

"BANK" shall be obliged to receive checks and fund transfer orders for payment of principal, interest, fees and expenses of "CREDIT".

Fund transfer orders may be sent at the request of "CLIENT" or a third party, and another banking institution may be the issuing institution. Also, checks may be written by "CLIENT" or a third party, including those drawn and to be charged on another banking institution. The foregoing provided that the parties issuing checks or requesting the relative fund transfer orders hold enough funds in the applicable accounts.

Payment of "CREDIT" shall be credited in accordance with any payment mean used by "CLIENT", as follows:

MEDIOS DE PAGO	***FECHAS DE ACREDITAMIENTO DEL PAGO***	***PAYMENT MEANS***	***DATES FOR CREDITING PAYMENT***
Efectivo	*Se acreditará el mismo día.*	***Cash***	*It will be credited on the same day.*
Cheque de "EL BANCO"	*Se acreditará el mismo día.*	***Check from "BANK"***	*It will be credited on the same day.*
Cheque de otro banco	*Si se deposita antes de las 16:00 horas, se acreditará a más tardar el "DIA HABIL" siguiente.* *Si se deposita después de las 16:00 horas, se acreditará a más tardar el segundo "DIA HABIL" siguiente.*	***Check from a different bank***	*If deposited before 4:00 p.m. it will be credited no later than the following "BUSINESS DAY."* *If deposited after 4:00 p.m., it will be credited no later than the second following "BUSINESS DAY".*
Domiciliación	*Se acreditará:* *a) En la fecha que "EL BANCO" acuerde con "EL CLIENTE", o* *b) En la fecha límite de pago del crédito, préstamo o financiamiento.*	***Automatic bill pay service***	*It will be credited:* *a) On the date agreed upon by "BANK" with "CLIENT," or* *b) On due date of "CREDIT", credit or financing.*
Transferencias electrónicas de fondos	***a)*** *A través del Sistema de Pagos Electrónicos Interbancarios (SPEI) o mediante cargos y abonos a cuentas en "EL BANCO", se acreditará mismo*	***Electronic fund transfers***	***a)*** *Through Interbank Electronic Pay System (SPEI- in Spanish) or through debits and credits to the accounts held with "BANK," will be credited on*

Página/Page **9** de/of **21**

Página/Page 10 de/of 21 “DIA HABIL” en que se ordene la transferencia. b) A través del Sistema de Transferencia Electrónica, se acreditará a más tardar el “DIA HABIL” siguiente al que se ordene la transferencia. the same “BUSINESS DAY” when transfer is ordered . b) Through the Electronic Transfer System, it will be credited no later than the “BUSINESS DAY” following that when transfer is ordered. No obstante lo convenido anteriormente, "EL CLIENTE" instruye expresa e irrevocablemente a "EL BANCO" para que éste último cargue a la "CUENTA DE CHEQUES", el importe de principal, intereses ordinarios, y en su caso, intereses moratorios, comisiones, gastos y demás accesorios del "CRÉDITO", acreditándose en el mismo día en que se efectúe el pago. Notwithstanding the foregoing, “CLIENT” issues explicit, irrevocable instructions to “BANK” so that amounts for principal, interest, fees or any other items, and default interest, fees, expenses and other ancillary expenses of "CREDIT" to be debited them from the "CHECK ACCOUNT" on the same day payment is made. "EL CLIENTE" se obliga a mantener la provisión de fondos suficientes en la "CUENTA DE CHEQUES" aludida. “CLIENT” assumes the obligation to keep sufficient funds in the aforementioned “CHECKING ACCOUNT”. "LAS PARTES" acuerdan que "EL CLIENTE" podrá solicitar su estado de cuenta del "CRÉDITO" en cualquiera de las sucursales de "EL BANCO", ó bien lo podrá consultar e imprimir, en su sesión dentro de la página de internet www.bbva.mx. En el estado de cuenta podrá conocer su saldo del "CRÉDITO", los cargos y abonos efectuados. "THE PARTIES agree that "CLIENT" may request the "CREDIT" statement at any "BANK" branch office or enquire and print the statement while entering a session in web page www.bbva.mx. The "CREDIT" balance, debits and credits executed may be reviewed in the "CREDIT" statement. DECIMA. SECTION TEN. PAGOS ANTICIPADOS. "EL CLIENTE" podrá pagar antes de su vencimiento, parcial o totalmente, el importe de las sumas dispuestas. El importe de los pagos anticipados será aplicado primeramente al pago de intereses generados no vencidos y por último al capital. ADVANCED PAYMENTS. "CLIENT" may make partial or complete payments of drawdowns in advance of the date on which they are due. The amount of the advanced payments will be allocated first to payment of the interest accrued and lastly the principal. DECIMA PRIMERA. SECTION ELEVEN. OBLIGACIONES ESPECIALES. "EL CLIENTE" está obligado a cumplir durante la vigencia de este contrato y mientras exista saldo derivado del mismo, las obligaciones siguientes: SPECIAL OBLIGATIONS. "CLIENT" is obliged to comply with the following obligations during the term of this agreement, and as long as any balance derived therefrom exists: A. OBLIGACIONES DE HACER. A. AFFIRMATIVE COVENANTS. 1. Entregar a "EL BANCO" sus estados financieros anuales dictaminados, dentro de los 270 (DOSCIENTOS SETENTA) días naturales, posteriores al cierre de su ejercicio social en caso de que dictamine. 1. Submit to "BANK" its audited annual financial statements, within the TWO HUNDRED SEVENTY (270) calendar days following closing of its corporate year if audited. 2. Entregar a "EL BANCO" dentro de los 90 (NOVENTA) días naturales siguientes al cierre de cada semestre, los estados financieros internos y/o relación patrimonial de bienes (según sea el caso), que incluyan balance, estado de resultados y relaciones analíticas de sus principales cuentas de activo y pasivo. 2. Deliver to "BANK" within NINETY (90) calendar days following closing of each semester, internal financial statements and/or property list (as applicable) including balance sheet, profit and loss statement, and analytical list of its main assets and liability accounts

Página/Page 11 de/of 21 3. Informar a "EL BANCO" dentro de los 45 (CUARENTA Y CINCO) días naturales siguientes a su acontecimiento, de cualquier evento que pudiera afectar, afecte o menoscabe la situación financiera actual de su negocio o incurra en alguna de las causas de vencimiento anticipado previstas en este contrato, informando además, las acciones y medidas que se vayan a tomar al respecto. 3. Inform "BANK" within FORTY-FIVE (45) business days of any event that might affect, affects or impairs the current financial position of the business or if any of the causes for early termination stipulated in this agreement have occurred. Information must also be provided about the actions and measures that will be adopted in this respect. . 4. “EL CLIENTE” se obliga a causar para que la sociedad denominada “Pilgrim’s Pride Corporation” no salga del cuadro accionarial de su principal accionista “Avicola Pilgrim´s Pride de México” S.A. de C.V. 4. “CLIENT” assumes the obligation not to have company with the name of “Pilgrim’s Pride Corporation” leave the shareholding structure of its main shareholder “Avicola Pilgrim´s Pride de México” S.A. de C.V. 5. “EL CLIENTE” no podrá efectuar reducción de su capital social de más de un 10% (diez por ciento) respecto a sus cifras presentadas al cierre del año 2022. 5. “CLIENT” may not reduce its capital stock for more than ten percent (10%) regarding the figures shown at close of year 2022. 6. Pari passu: Las operaciones con otros acreedores financieros no podrán tener mejor estructura de garantías que las otorgadas a “EL BANCO”. 6. Pari passu: Transactions with other financial lenders may not have a guaranty structure above that guaranty granted to “BANK.” 7. ESPECIALES 7. SPECIAL COVENANTS 7.1. ÍNDICE DE LIQUIDEZ. – Mantener un índice de liquidez mayor a 1.50 a 1.00 durante todo el periodo que dure el presente contrato. 7.1. LIQUIDITY INDEX. – Maintain a liquidity index above 1.50 to 1.00 during the term of this agreement. 7.2. APALANCAMIENTO FINANCIERO. - Mantener un apalancamiento financiero menor a 2.00 a 1.00 durante el periodo que dure el presente contrato. 7.2. FINANCIAL LEVERAGE.- Maintain a financial leverage below 2.00 to 1.00 during the term of this agreement. 7.3. Mantener una cobertura de servicio de deuda (intereses) mayor a 2.00 a 1.00 durante la vida del presente contrato. 7.3. Maintain a debt (interest) service coverage above 2.00 to 1.00 during the term of this agreement. 7.4. Mantener un ratio de Deuda Financiera Total / EBITDA no mayor a 3.00 a 1.00. 7.4. Maintain a Total Financial Debt / EBITDA ratio not above 3.00 to 1.00. B. OBLIGACIONES DE NO HACER B. NEGATIVE COVENANTS “EL CLIENTE” deberá obtener autorización previa por escrito de “EL BANCO” únicamente en caso de que cualquiera de los eventos descritos a continuación, afecte material y adversamente la capacidad de “EL CLIENTE” para cumplir sus obligaciones contraídas en el presente contrato: “CLIENT” shall request prior consent in writing by “BANK” only in case any of those events listed below adversely and materially affect ability of “CLIENT” to meet the obligations assumed under this agreement: 1. Contratar pasivos con costo financiero, cuyos montos y garantías, pudieran afectar las obligaciones de pago establecidas en el presente contrato. 1. Contract liabilities with financial cost, the amounts and collateral of which might affect the payment obligations stipulated in this agreement. 2. Otorgar préstamos y/o garantías a terceros o empresas filiales que pudieran afectar las obligaciones de pago establecidas en el presente contrato. 2. Grant loans and/or establish guaranties to third parties or affiliates that might affect the payment obligations stipulated in this agreement.. DÉCIMA PRIMERA BIS.- CRÉDITO SOSTENIBLE. Dado que el “CRÉDITO” está vinculado a la sostenibilidad, “El CLIENTE” podrá solicitar a “EL BANCO” en un momento posterior a la firma del SECTION ELEVEN BIS.- SUSTAINABLE CREDIT. Since “CREDIT” is linked to sustainability, “CLIENT” may request “BANK,” at a time subsequent to the day this agreement is signed and without exceeding a ninety

Página/Page 12 de/of 21 contrato y sin que rebase un plazo de 90 (noventa) días, que el “CRÉDITO” entre dentro de la categoría de “CRÉDITO SOSTENIBLE”, sujeto al cumplimiento del(los) KPI(S) (Key Performance Indicator, por sus siglas en inglés) que, al momento de la solicitud deberá(n) estar determinado(s). (90)-day term, that “CREDIT” is classified within a “SUSTAINABLE CREDIT” category, subject to compliance with the Key Performance Indicator (“KPI(s)”) that must be determined by the time request is made. Para ello “EL CLIENTE” deberá cumplir, a satisfacción de “EL BANCO”, previamente con lo siguiente: For that purpose, “CLIENT” must priorly comply, at the satisfaction of “BANK”, with the following: 1. Determinar qué empresa externa (asesor sustentable) contratará el Cliente para la determinación del(os) KPIs sustentable(s) y la forma y periodicidad de su posterior medición y certificación. “EL CLIENTE” podrá elegir entre las siguientes opciones: Valora Consultores, Vigeo o Sustainalytics. 1. Determine the external company (sustainable advisor) who will be hired by Client to determine the sustainable KPIs, as well as the manner and frequency for their further measurement and certification. “CLIENT” may choose among the following options: Valora Consultores, Vigeo o Sustainalytics. 2. Acordar con “EL BANCO” la firma de un convenio modificatorio en el que se incorporen las declaraciones y cláusulas sustancialmente iguales a las contenidas en el “ANEXO A” del presente instrumento. 2. Agree with “BANK” to execute an amendment agreement that includes representations and sections substantially similar to those contained in “EXHIBIT A” hereto. 3. Estar al corriente en el pago de principal e intereses del “CRÉDITO” al momento de la solicitud. 3. To be up to date in payment of principal and interest of l “CREDIT” at the time request is made. Para el caso que, dentro del plazo indicado en el primer párrafo de esta cláusula, no se cumplan las condiciones antes establecidas a satisfacción de "EL BANCO", todo lo pactado en esta cláusula quedará sin efectos, sin afectar en ningún momento y bajo ninguna circunstancia la validez del presente "CRÉDITO". If the above-provided conditions are not fulfilled at the satisfaction of "BANK" within the term set forth in the first paragraph of this section, all that agreed upon in this section will no longer be in force, and validity of this “CREDIT” will not be affected in any case and under no circumstance. DECIMA SEGUNDA. SECTION TWELVE. IMPUESTOS. Todas las cantidades que “EL CLIENTE” deba pagar, derivadas de esta operación de “CRÉDITO” y de las disposiciones, serán pagados, sin deducción, libres de cualquier retención, impuesto, tributo, contribución, etcétera, de cualquier naturaleza que se impongan o graven en cualquier tiempo y por cualquier autoridad. En caso de que cualquier ley aplicable obligue a “EL CLIENTE” a efectuar cualquiera de dichas deducciones, las cantidades a recibir por “EL BANCO” se incrementarán en la misma medida para asegurar que “EL BANCO” reciba en forma completa las cantidades a su favor derivadas de esta operación. TAXES. Any amounts payable by “CLIENT” arising from this “CREDIT” transaction and the drawdowns shall be paid without any deductions, and free of any withholding, tax, levy, government charge, etcetera, of any nature imposed or levied upon by any authority at any time. In the event “CLIENT” is obliged to carry out said withholdings under any applicable law, the amounts to be received by “BANK” shall increase in a similar proportion to ensure that “BANK” shall receive the full amounts payable thereto and arising from this transaction. “EL CLIENTE” proporcionará a “EL BANCO” cuando legalmente proceda la constancia de percepciones y retenciones correspondiente, debiendo cumplir ésta los requisitos legales que la Ley le impone o en su caso, la constancia de retención que por disposición oficial la substituya. “CLIENT” shall provide “BANK” the applicable earning and withholding certificates, if legally admissible, which certificates shall fulfill the legal requirements provided by law, or any substituting withholding certificate as determined in any official provision. DECIMA TERCERA. SECTION THIRTEEN. CAUSAS DE VENCIMIENTO ANTICIPADO. “EL BANCO” podrá dar por vencido anticipadamente el plazo para el pago del importe insoluto del “CRÉDITO” y sus accesorios, obligándose “EL CLIENTE” al pago inmediato del monto total insoluto del “CRÉDITO” y sus accesorios, mediante declaración por escrito entregada a “EL CLIENTE” que “EL BANCO” deberá entregar a EVENTS FOR EARLY TERMINATION. “BANK” may early terminate the period for payment of unpaid amount of “CREDIT” and its ancillary charges. “CLIENT” assumes the obligation to immediately pay the total unpaid amount of “CREDIT” and its ancillary charges, through a statement in writing delivered to “CLIENT” that “BANK” shall deliver to “CLIENT” at least ten (10)

Página/Page 13 de/of 21 este último con por lo menos 10 (diez) de anticipación antes de que surta efectos, en cualquiera de los siguientes casos (cada uno de dichos casos, una “Causa de Vencimiento Anticipado”), sin necesidad de demanda, resolución o diligencia judicial u otra notificación de cualquier naturaleza, a las cuales “EL CLIENTE” renuncia expresamente: [sic] in advance of the day it takes effect, in any of the following cases (each of said events referred to as an “Event of Early Termination,”) without any lawsuit, court resolution or service of process or other notice of any nature being needed, and “CLIENT” explicitly waives them: 1. Si “EL CLIENTE” no pagase puntual e íntegramente alguna amortización de capital vencida, o los intereses devengados, o comisiones o gastos que se causen en virtud del presente instrumento y en relación con el “CRÉDITO”. 1. If “CLIENT” fails to timely pay and in full any overdue amortization of principal, interest accrued or fees or expenses arising hereunder and in connection with “CREDIT”. 2. Si “EL CLIENTE” faltare al cumplimiento de cualquiera de sus obligaciones bajo el presente instrumento, incluyendo sin limitar las obligaciones de hacer y de no hacer estipuladas en el presente instrumento, y/o si incumple otros contratos u obligaciones que tenga contraídas con “EL BANCO” o que contraiga con él en lo futuro. 2. If “CLIENT” fails to comply with any of its obligations under this agreement, including but not limited to the affirmative and negative covenants stipulated herein, and/or if “CLIENT” breaches other agreements or obligations entered with “BANK” or which "CLIENT" may enter into therewith in the future; 3. Si “EL CLIENTE” incumple otros contratos u obligaciones que tenga contraídas o que contraiga en lo futuro con cualquier filial, o subsidiaria de “EL BANCO”, Banco Bilbao Vizcaya Argentaria, S.A. o Grupo Financiero BBVA México, S. A de C. V., y en los casos previstos en la Ley General de Títulos y Operaciones de Crédito. 3. If “CLIENT” breaches any other agreements or obligations executed or to be subsequently executed with any affiliate or subsidiary of “BANK”, Banco Bilbao Vizcaya Argentaria, S.A. or Grupo Financiero BBVA México, S. A de C. V., and for those events set forth in the General Negotiable Instruments and Credit Operations Law. DECIMA CUARTA. SECTION FOURTEEN. INSTRUCCIÓN IRREVOCABLE DE CARGO O COMPENSACIÓN EN CUENTA O CUENTAS. Sin perjuicio de lo anterior, “LAS PARTES” acuerdan que “EL BANCO” está autorizado e instruido irrevocablemente para que, en el supuesto de que en cualquier fecha en que se deba pagar a “EL BANCO” alguna cantidad conforme a este contrato de “CRÉDITO” y “EL CLIENTE” incumpla con esa obligación de pago: IRREVOCABLE INSTRUCTION TO DEBIT OR SETTLE FROM ACCOUNT(S). Without prejudice to the foregoing, “THE PARTIES” agree that “BANK” is irrevocably authorized and instructed, in the event “CLIENT” fails to fulfill any payment on any day “CLIENT” must pay “BANK” any sum under this “CREDIT” agreement, to: (i) compense, cualquier adeudo insoluto y vencido que “EL BANCO” pueda tener a su favor y a cargo de “EL CLIENTE” por cualquier concepto, precisamente hasta una cantidad igual al monto de la cantidad vencida y no pagada, sin necesidad de requerimiento, aviso o demanda alguna, de cualquier naturaleza. “EL BANCO” notificará a “EL CLIENTE”, tan pronto como le sea posible, de cualquier cargo o compensación que hayan efectuado conforme a las instrucciones irrevocables contenidas en esta cláusula, en el entendido que la falta de dicha notificación no afectará en forma alguna la validez de dicho cargo o compensación; y (i) settle any unpaid and overdue debt “BANK” may hold to its benefit and payable by “CLIENT” for any concept, and precisely up to a sum similar to the past due and unpaid amount, without any demand, notice or action of any type being needed. “BANK” shall notify “CLIENT”, as soon as practical, of any debit or settlement executed in accordance with irrevocable instructions contained in this section, on the understanding that validity of said debit or settlement will not be affected for failure to give that notice; and (ii) cargue en cualquier cuenta que “EL BANCO” le opere o llegue a operarle, incluyendo depósitos y/o cuentas a la vista, de ahorro, a plazo, provisionales o definitivas, cuentas de inversión cualesquiera que éstas sean, todos los adeudos vencidos e insolutos a cargo de “EL CLIENTE” por concepto de principal, intereses, (ii) debit from any account handled or to be handled by “BANK”, including deposits, and/or demand savings, term, temporary or definitive, accounts, investment accounts of any type, all overdue and unpaid debts payable by “CLIENT” for principal, interest, fees, comisiones, gastos y accesorios derivados de este "CRÉDITO".

Los derechos de "EL BANCO" conforme a esta cláusula son adicionales a cualquier otro derecho (incluyendo otros derechos de compensación) que el mismo puedan tener.

DECIMA QUINTA.

CESIÓN DEL CREDITO. Este contrato surtirá sus efectos una vez que haya sido suscrito por "EL CLIENTE" y "EL BANCO" y posteriormente obligará y beneficiará a "EL CLIENTE" y a "EL BANCO" y a sus respectivos sucesores y cesionarios según sea el caso, "EL CLIENTE" no podrá ceder sus derechos u obligaciones conforme a este contrato, ni interés en el mismo sin el consentimiento previo y por escrito de "EL BANCO". "EL BANCO" por su parte, podrá transmitir, ceder o negociar este "CRÉDITO", y el(los) documento(s) con que se acredite(n) la(s) disposición(es) respectiva(s) y en la medida de dicha cesión, al cesionario le corresponderán en contra de "EL CLIENTE" los mismos derechos y beneficios que tendría si fuera "EL BANCO" en este contrato. "EL BANCO" deberá notificar a "EL CLIENTE" en un plazo no menor al de 90 (noventa) días previos a formalizar dicha cesión, sin que sea necesario el consentimiento de este último.

DÉCIMA SEXTA

RESTRICCIÓN Y DENUNCIA. "LAS PARTES" acuerdan que, en términos del artículo 294 de la Ley General de Títulos y Operaciones de Crédito, "EL BANCO" está facultado para restringir tanto el importe del crédito, como el plazo a que tiene derecho "EL CLIENTE" en el presente contrato, en cualquier momento y mediante aviso por escrito que entregue a "EL CLIENTE", en términos del presente instrumento.

En consecuencia, "LAS PARTES" acuerdan que en caso de denuncia de este contrato, el "CRÉDITO" se extinguirá en la parte en que "EL CLIENTE" no hubiere dispuesto, se darán por vencidos anticipadamente los plazos pactados y "EL CLIENTE" deberá pagar a "EL BANCO" de inmediato, el importe de las sumas de que haya dispuesto, más las que le adeude por cualquier otro concepto.

CAPITULO SEGUNDO
MEDIOS ELECTRÓNICOS

TITULO I

USO DE MEDIOS ELECTRÓNICOS

DECIMA SÉPTIMA.

CONSENTIMIENTO POR MEDIOS ELECTRÓNICOS. "EL CLIENTE" conoce y acepta que la manifestación de su consentimiento, respecto de los actos convenidos en este contrato, lo expresarán a través: *(i)* de información generada, enviada, recibida, archivada o comunicada, expenses and ancillary charges arising from this "CREDIT".

"BANK'S " rights under this section are in addition of any other right (including settlement rights) "BANK" may have.

SECTION FIFTEEN.

ASSIGNMENT OF CREDIT. This Agreement will take effect once it has been signed between "CLIENT" and "BANK," and will subsequently be binding upon and be beneficial to "CLIENT" and "BANK," and their respective successors and assigns, as applicable. "CLIENT" may not assign its rights or obligations under this agreement or any interest herein without prior consent in writing from "BANK". For its part, "BANK" may transfer, assign or negotiate this "CREDIT", and the document(s) evidencing the applicable drawdown(s.) To the extent of that assignment, assignee shall be entitled to the same rights and benefits against "CLIENT" assignee would have as if it were "BANK" in this agreement. "BANK" shall notify "CLIENT" within a period no less tan ninety (90) days prior to formalizing that assignment, and no consent by "CLIENT" will be needed.

SECTION SIXTEEN

RESTRICTION AND UNILATERAL TERMINATION. "THE PARTIES" agree that under Article 294 of the General Negotiable Instruments and Credit Operations Law, "BANK" is authorized to restrict both the credit amount, and also the term "CLIENT" is entitled to hereunder, at any time, by giving notice in writing to "CLIENT", under the terms of this Agreement.

Consequently, "THE PARTIES" agree that in the event of a unilateral termination of this Agreement, the portion of "CREDIT" that "CLIENT" has not drawn down will be nullified, the agreed term will be deemed early expired, and "CLIENT" must immediately pay "BANK" the total amounts that "CLIENT" has drawn down plus the amounts "CLIENT" owes "BANK" for any other item.

CHAPTER TWO
ELETRONIC MEANS

TITLE I

USE OF ELECTRONIC MEANS

SECTION SEVENTEEN.

CONSENT THROUGH ELECTRONIC MEANS. "CLIENT" acknowledges and agrees that the statement of its consent to the acts agreed upon in this agreement shall be expressed through: *(i)* the information produced, sent, received, filed or disclosed, through

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Página/Page 15 de/of 21 a través de medios electrónicos, ópticos o de cualquier otra tecnología (en lo sucesivo "MENSAJE DE DATOS") (ii) del uso de claves y contraseñas previamente convenidas entre "LAS PARTES"; y (iii) del uso de equipos de cómputo y sistemas automatizados conforme a lo establecido en este contrato y en el(los) contrato(s) que "EL CLIENTE" tiene celebrado con "EL BANCO" para el uso y operación del "SISTEMA" referido en las declaraciones de este instrumento. electronic and optical means or through any other technology ("DATA MESSAGE"), (ii) use of user IDs and passwords previously agreed upon between "THE PARTIES"; and (iii) use of computer equipment and automated systems as set out in this agreement and in the agreement(s) executed by "CLIENT" with "BANK" to use and operate the "SYSTEM" referred to in representations of this agreement. DECIMA OCTAVA. SECTION EIGHTEEN. SUSTITUCIÓN DE LA FIRMA AUTÓGRAFA. En virtud a lo estipulado en la cláusula anterior, "EL BANCO" y "EL CLIENTE" convienen en términos de lo establecido en las legislaciones aplicables, que el uso de los medios de identificación electrónicos previstos en este instrumento y las operaciones realizadas mediante la transmisión de "MENSAJES DE DATOS" a través del empleo de las claves y contraseñas en el "SISTEMA", sustituirán la firma autógrafa, tendrán pleno valor probatorio y fuerza legal para acreditar la(s) disposiciones del "CREDITO", el importe de la(s) misma(s), las tasas de intereses y producirán los mismos efectos que las leyes otorgan a los documentos correspondientes y, en consecuencia, tendrán el mismo valor probatorio. SUBSTITUTION OF AUTHENTIC SIGNATURE. Due to the provisions in prior Section, "BANK" agree, under the provisions in applicable laws, that the use of electronic identification means set out in this agreement and the transactions carried out through the transmission of "DATA MESSAGES" by the use of User IDs and passwords in "SYSTEM" shall substitute for the authentic signature and shall have full evidentiary weight and legal force to prove drawdowns of "CREDIT", the amount thereof, interest rates and, they shall have the same force and effect that the applicable documents have, according to the law; therefore, they shall also have the same evidentiary weight. DÉCIMA NOVENA SECTION NINETEEN AUTORIZACIÓN PARA LA REALIZACIÓN DE DISPOSICIÓN POR MEDIOS ELECTRÓNICOS. Asimismo, y para todos los efectos legales a que haya lugar, "EL CLIENTE" conviene con "EL BANCO" en que se entenderán autorizadas y facultadas por cuenta y orden de "EL CLIENTE" a todas y cada una de las personas que realicen las operaciones por medios electrónicos materia de este instrumento, proporcionando los datos de las claves y contraseñas que con "EL BANCO" tiene establecidas, liberando a "EL BANCO" de cualquier responsabilidad derivada del uso indebido de dichos medios. AUTHORIZATION FOR DRAWDOWNS THROUGH ELECTRONIC MEANS. Also, for all ensuing legal purpose, "CLIENT" agrees with "BANK" that each and every person carrying out transactions by electronic means the purpose hereof shall be deemed as authorized and empowered on behalf and in the name of "CLIENT," and shall be providing the User IDs and passwords created with "BANK," and "CLIENT" releases "BANK" from any liability arising from the misuse of those means of access. “LAS PARTES” convienen en que el uso de las claves y contraseñas sirven de medios de autentificación, identificación y expresión del consentimiento de "EL CLIENTE" en el "SISTEMA" y que éstas serán utilizadas en sustitución del nombre y la firma autógrafa de "EL CLIENTE". "EL BANCO" se basará en ellos de la misma manera y para los mismos propósitos y alcances. “THE PARTIES” agree that use of user ID’s and passwords serve as authentication, ID and consent means by "CLIENT" in "SYSTEM," and that those will be used to substitute for the name and authentic signature of "CLIENT". "BANK" will be based thereupon in a similar manner and for the same aims and scopes. VIGÉSIMA. SECTION TWENTY. MODIFICACIONES A LOS MEDIOS ELECTRÓNICOS. "EL BANCO" podrá en todo momento mejorar la calidad de sus servicios estableciendo modificaciones a las reglas del "SISTEMA" y/o a los procedimientos de acceso e identificación, con previo aviso a "EL CLIENTE" ya sea por escrito, mediante el "SISTEMA" o por cualquier otro medio, con 7 (SIETE) días hábiles de anticipación a la CHANGES ON ELECTRONIC MEANS. "BANK“ may at any time improve the quality of the services by amending the rules to operate the “SYSTEM” and/or the access and identification procedures, by giving prior notice to “CLIENT”, either in writing, through “SYSTEM” or any other mean SEVEN (7) days in advance of the effective date of changes. It shall be deemed "CLIENT"

fecha de entrada en vigor de las mismas, de quien se entenderá su aceptación mediante la utilización que haga de dicho "SISTEMA" después de que éstas hayan entrado en vigor.

"LAS PARTES" convienen que "EL BANCO" podrá fijar libremente las bases, requisitos y condiciones de operación del "SISTEMA", así como los días y el horario de su operación.

VIGÉSIMA PRIMERA.

CONSULTA DEL CREDITO. La información que "EL BANCO" proporcione a "EL CLIENTE", a través del "SISTEMA", corresponderá a la que en sus registros y sistemas aparezca a esa fecha. En los estados de cuenta de la "CUENTA DE CHEQUES" que se envíen a "EL CLIENTE", se hará constar e identificarán las operaciones realizadas al amparo de este servicio, mediante los cargos y abonos correspondientes.

Las observaciones al estado de cuenta las formulará "EL CLIENTE" en la forma y los términos establecidos en el contrato que rige dicha operación.

VIGÉSIMA SEGUNDA.

LIBERACIÓN DE RESPONSABILIDAD. En ningún caso "EL BANCO" será responsable de algún daño, incluyendo sin límite, daños, pérdidas, gastos directos, indirectos, inherentes o consecuentes que surjan en relación con el sitio web, la página de internet, el "SISTEMA" o cualquier medio convenido por "LAS PARTES" por el uso o imposibilidad de uso por alguna de "LAS PARTES", o en relación con cualquier falla en el rendimiento, error, omisión, interrupción, defecto, demora en la operación o transmisión, virus de computadora o falla de sistema o línea.

VIGÉSIMA TERCERA.

REGULACIÓN EN LAS OPERACIONES REALIZADAS POR MEDIOS ELECTRÓNICOS. Las operaciones que se llevan a cabo conforme a lo señalado en el presente título, se regirán siempre y sin excepción alguna, por los términos y condiciones generales establecidos en éste instrumento y por la legislación aplicable a este tipo de operaciones.

TITULO II
FORMA DE LA OPERACIÓN EN EL SISTEMA

VIGÉSIMA CUARTA.

MECÁNICA OPERATIVA. Para efecto de lo señalado en el presente título, "EL BANCO" y "EL CLIENTE" convienen lo siguiente:

A. PARA EL SERVICIO DE BANCA EN LÍNEA.

1. Al momento de ingresar al "SISTEMA", "EL CLIENTE" deberá apegarse al procedimiento agrees therewith by using said "SYSTEM" once the said changes have taken effect.

"THE PARTIES" agree that "BANK" may freely establish the bases, requirements and conditions for operating the "SYSTEM", as well as the days and time for such operation.

SECTION TWENTY-ONE.

ENQUIRY ON CREDIT. The information that "BANK" provides to "CLIENT" through the "SYSTEM", shall match to the one displayed in its records and systems as of such date. The account statements of the "CHECKING ACCOUNT" sent to the "CLIENT" shall show and identify the transactions conducted according to these services, through the respective debits and credits.

Comments on such account statements issued by "CLIENT" shall be made according to the manner and terms set forth in each of the agreements governing said transaction.

SECTION TWENTY-TWO.

RELEASE OF LIABILITY. In no event, "BANK" shall be responsible for any damages, including but not limited to damages, losses, direct, indirect, essential or consequential expenses arising from the Web site, Internet page, "SYSTEM" or any other mean agreed upon by "THE PARTIES" or use or any failure in the performance, error, omission, interruption, defect, delay in the transaction or transmission, computer virus or system or on-line fault.

SECTION TWENTY-THREE.

REGULATING TRANSACTIONS PERFORMED THROUGH ELECTRONIC MEANS. Transactions performed as stated herein shall be governed, at all times and without any exception whatsoever, by the general terms and conditions set out in this agreement, and in the laws applicable to transactions of this type.

TITLE II
MODE TO OPERATE SYSTEM

SECTION TWENTY-FOUR.

OPERATING MECHANISM. For the purpose set forth in this title, "BANK" and "CLIENT" agree as to the following:

A. FOR ON-LINE BANKING.

1. When logging in "SYSTEM, "CLIENT" shall follow the proceeding described in the electronic banking contract signed by "CLIENT" with "BANK."

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Página/Page 17 de/of 21 descrito en el contrato de banca electrónica que tiene celebrado con “EL BANCO”. 2. “EL CLIENTE” reconoce y acepta el carácter personal y confidencial de las “CLAVES DE ACCESO” y la “CLAVE DE OPERACIÓN”. 2. “CLIENT” acknowledges and agrees with the personal and confidential nature of “USER IDs” and “TRANSACTION CODE.” B. PARA BBVA NET CASH. B. FOR BBVA NET CASH. 1. Para ingresar al "SISTEMA", "EL CLIENTE" deberá tener dado de alta el servicio del “CRÉDITO” en el “SISTEMA”, así como las cuentas asociadas a éste. 1. To be able to log in "SYSTEM", "CLIENT" must be signed up for the "CREDIT" service in "SYSTEM", and also the accounts associated therewith. 2. Para ingresar al “SISTEMA”, "EL CLIENTE" deberá llevar a cabo el procedimiento de acceso contemplado en la cláusula denominada MEDIOS DE ACCESO AL SISTEMA, del contrato BBVA net cash mencionado en la declaración 8 (OCHO) del presente contrato. 2. To log on “SYSTEM”, "CLIENT" shall follow the access procedure stipulated in section entitled MEANS TO ACCESS SYSTEM, of the BBVA net cash contract referred to in representation EIGHT (8) of this agreement.. C. PARA AMBAS MODALIDADES DEL SISTEMA. C. FOR BOTH SYSTEM METHODS. 3. "EL BANCO" identificará a "EL CLIENTE" en el "SISTEMA", con la "CLAVE DE USUARIO BANCA EN LÍNEA" o "CLAVE DE USUARIO BBVA NET CASH” (en lo sucesivo las CLAVES DE USUARIO) y su "CLAVE DE ACCESO BANCA EN LÍNEA" o "CLAVE DE ACCESO, CÓDIGO DE REFERENCIA T OTP BBVA NET CASH (en lo sucesivo las CLAVES DE ACCESO), después de autentificarle por medio de diversos elementos, dependiendo del medio utilizado para la conexión a sus sistemas de cómputo. 3. "BANK" shall identify "CLIENT" in "SYSTEM" based on the "USER’S ID ON-LINE BANKING" or "USER'S ID BBVA NET CASH" ("USER IDs"), and its "PASSWORD ON-LINE BANKING" or "PASSWORD, REFERENCE CODE T OTP BBVA NET CASH" ("PASSWORD") after authenticating it through different elements, based on the mean used for the connection to its computer systems. 4. "EL CLIENTE" invariablemente para realizar cualesquiera de las operaciones estipuladas en este contrato, deberá proporcionar un número de identificación y OTP para BBVA net cash (en lo sucesivo "CLAVE DE OPERACIÓN"). 4. "CLIENT" shall invariably provide the identification number and OTP for BBVA net cash (“TRANSACTION CODE”) for conducting any of the transactions contemplated herein. 5. "EL CLIENTE" reconoce y acepta el carácter personal y confidencial de las "CLAVES DE ACCESO" y "CLAVE DE OPERACIÓN" (en lo sucesivo la "CONTRASEÑA"). 5. "CLIENT" acknowledges and agrees with the personal and confidential aspect of its “USER IDs” and “TRANSACTION CODE” ("PASSWORD.") 6. Cada vez que "EL CLIENTE" realice disposiciones del "CREDITO" por medio del "SISTEMA", lo ratificará, para BBVA net cash conforme al procedimiento contemplado en el “SISTEMA” y en el contrato BBVA net cash mencionado en la declaración 8 (OCHO) de “EL CLIENTE”, y para la Banca en Línea, identificándose con su "CLAVE DE OPERACIÓN", haciendo constar en su "MENSAJE DE DATOS" la leyenda siguiente: 6. Each time "CLIENT" executes drawdowns of "CREDIT" through "SYSTEM", "CLIENT" shall ratify that to BBVA net cash, in accordance with the procedure shown in “SYSTEM” and in BBVA net cash agreement mentioned in representation EIGHT (8) by "CLIENT", and for On-line Banking, by identifying itself with its "TRANSACTION CODE", and evidencing in its "DATA MESSAGE " the following legend: CONSENTIMIENTO DE LA DISPOSICIÓN CONSENT FOR DRAWDOWN Al oprimir el botón de "DISPONER" usted manifiesta su voluntad de disponer y efectivamente dispone de la cantidad indicada bajo las condiciones que establece esta pantalla y el contrato de crédito que usted celebró By pressing the "DRAW DOWN" button, you express your wish to draw down and you actually draw down the stated amount, in accordance with the conditions stipulated on this screen and in the credit agreement you previously signed with BBVA México, S.A.

previamente con BBVA México, S.A. Institución de Banca Múltiple, Grupo Financiero BBVA México.

Posteriormente aparecerá la siguiente leyenda:

CONFIRMACIÓN DE LA DISPOSICIÓN

Confirmamos que usted realizó una disposición en los términos y bajo las condiciones que señala esta pantalla y el contrato de crédito que usted celebró previamente con BBVA México, S.A. Institución de Banca Múltiple, Grupo Financiero BBVA México.

7. Si la “CLAVE DE OPERACIÓN” es correcta, "EL BANCO" por conducto del "SISTEMA", depositará a "EL CLIENTE" en la "CUENTA DE CHEQUES", el monto del "CRÉDITO" solicitado.

Asimismo "LAS PARTES" convienen, para todos los efectos legales a que haya lugar, en que los MENSAJES DE DATOS en que consten las disposiciones del "CRÉDITO" que "EL CLIENTE" realice al amparo del presente contrato a través del "SISTEMA", se tendrán por expedidos y recibidos en la Ciudad de México, lugar en donde se encuentra "EL SISTEMA", en términos de la legislación federal aplicable.

VIGÉSIMA QUINTA.

OPERACIONES REALIZADAS POR MEDIOS ELECTRÓNICOS. "EL BANCO" registrará en el "SISTEMA" las disposiciones que "EL CLIENTE" realice del "CRÉDITO", así como de los pagos que realice.

VIGÉSIMA SEXTA.

INFORMACIÓN SOBRE LA LÍNEA DE CREDITO. Durante toda la vigencia del presente contrato y, en su caso, de sus prórrogas, "EL CLIENTE" podrá consultar por medio del "SISTEMA", la información que "EL BANCO" mantendrá registrada en los mismos, respecto de su línea de "CRÉDITO", debiendo sujetarse "EL CLIENTE" en dichas consultas a los procedimientos, plazos y estipulaciones aplicables a dichos medios de cómputo.

CAPITULO TERCERO
PROCEDIMIENTO EXCEPCIONAL DE DISPOSICIÓN

VIGÉSIMA SÉPTIMA.

AVISO(S) DE DISPOSICIÓN. "EL BANCO" y "EL CLIENTE" convienen que de manera excepcional y/o en caso de falla del "SISTEMA", "EL CLIENTE" podrá disponer del "CRÉDITO" mediante la firma de "AVISO(S) DE DISPOSICIÓN", cuyos vencimientos se ajustarán a lo dispuesto en la cláusula CUARTA del presente instrumento.

De igual manera “EL BANCO” y “EL CLIENTE”; convienen en caso de falla del “SISTEMA”, que “EL CLIENTE” podrá realizar recalendarizaciones mediante

Institución de Banca Múltiple, Grupo Financiero BBVA México.

Then the following legend will appear:

DRAWDOWN CONFIRMATION

We confirm you made a drawdown in accordance with the terms and conditions mentioned in this screen and the credit agreement previously signed between you and BBVA México, S.A. Institución de Banca Múltiple, Grupo Financiero BBVA México.

7. If “TRANSACTION CODE” is correct, "BANK" through "SYSTEM", shall deposit to "CLIENT" in "CHECKING ACCOUNT", the amount of requested "CREDIT".

Likewise, "THE PARTIES" agree that, for all legal purposes, the DATA MESSAGES evidencing drawdowns of "CREDIT" executed by "CLIENT" under this agreement through "SYSTEM", said messages shall be deemed issued and received in Mexico City where "SYSTEM" is located, in accordance with applicable federal law.

SECTION TWENTY-FIVE.

TRANSACTIONS EXECUTED THROUGH ELECTRONIC MEANS. "BANK" shall register in the "SYSTEM" all drawdowns on "CREDIT" executed by "CLIENT", and all payments made thereby.

SECTION TWENTY-SIX.

INFORMATION ON CREDIT FACILITY. During the whole term of this agreement, and of any extensions, if any, "CLIENT" may enquire through the "SYSTEM", any information kept therein by "BANK" and related to its "CREDIT" facility, and "CLIENT" shall, for said enquiries, follow the procedures, terms and provisions applicable to said computer means.

CHAPTER THREE
EXCEPTIONAL DRAWDOWN PROCEDURE

SECTION TWENTY-SEVEN.

DRAWDOWN NOTICE(S). "BANK" and "CLIENT" agree that, in an exceptional manner and only in case of failures in the electronic means or in "SYSTEM", "CLIENT" may draw down the "CREDIT" by signing the "DRAWDOWN NOTICE(S)", and their due dates shall be adjusted in accordance with provisions of section FOUR of this agreement.

Likewise, “BANK” and “CLIENT” agree that in the event of a “SYSTEM” failure, “CLIENT” may perform rescheduling by signing “RESCHEDULING

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la firma de "AVISO(S) DE RECALENDARIZACIÓN", los cuales se ajustarán de acuerdo a lo señalado en la cláusula QUINTA del presente instrumento.

NOTICE(S)", which notices shall be adjusted in accordance with that mentioned in section FIVE of this agreement.

CAPITULO CUARTO DISPOSICIONES GENERALES

CHAPTER FOUR MISCELLANEOUS

VIGÉSIMA OCTAVA.

DOMICILIOS Y NOTIFICACIONES.

(a) Todos los avisos y comunicaciones relacionados con el presente Contrato se harán por escrito, en idioma español, y deberán entregarse en original en el domicilio que el destinatario correspondiente hubiere señalado a continuación.

(b) Todas las ***notificaciones y*** diligencias ***judiciales y*** extrajudiciales, incluyendo, sin limitar ***fes de hechos***, interpelaciones notariales y diligencias de requerimiento de pago, embargo y emplazamiento a juicio, que se realicen con respecto al presente Contrato, se harán en el domicilio convencional señalado por las partes a continuación:

"EL BANCO" podrá optar por enviar los avisos y comunicaciones a los correos electrónicos señalados a continuación:

"EL CLIENTE":

Domicilio: Avenida Antea número 1032, interior 14, Colonia Jurica, Querétaro, Querétaro, C.P 76100.

Atención: Rosalva Pérez Nuñez

Dirección electrónica: rosalva.Perez@pilgrims.com

"EL BANCO"

Paseo de la Reforma 510

Col. Juárez, Demarcación Territorial Cuauhtémoc C.P. 06600 Ciudad de México, México.

(c) Los avisos o comunicaciones que se entreguen en el domicilio de las partes surtirán efectos cuando sean entregadas.

(d) Queda expresamente convenido que "EL CLIENTE" solamente podrán modificar el domicilio señalado en la presente cláusula mediante aviso conjunto por escrito dado al "BANCO" con por lo menos 30 días de anticipación a que surta efectos el cambio respectivo, en términos sustancialmente similares al que se menciona en el inciso (f) de esta cláusula. El incumplimiento de lo establecido en la presente Cláusula constituirá una causa de vencimiento anticipado del presente Contrato para todos los efectos aplicables.

Adicionalmente "EL CLIENTE" deberá notificar al "BANCO" el cambio de persona de contacto y/o de dirección de correo electrónico.

SECTION TWENTY-EIGHT.

ADDRESSES AND NOTICES.

(a) All notices and communications related to this Agreement shall be made in writing, in the Spanish language, and an original copy shall be delivered at the address the applicable recipient has designated hereinbelow.

(b) All **court** and out-of-court ***notices and*** service of summons, including, but not limited to, ***notarial certifications of facts***, service of notarial demand of performance of an obligation, and service of demand of payment, attachment proceedings and service of process, carried out in regard to this Agreement, shall be executed at the address for notices designated by the parties below:

"BANK" may choose to deliver notices and communications to the electronic mails designated below:

"IF TO CLIENT":

Address: Avenida Antea number 1032, interior 14, Colonia Jurica, Querétaro, Querétaro, C.P 76100.

Attention: Rosalva Pérez Nuñez

Electronic address: rosalva.Perez@pilgrims.com

"IF TO BANK"

Paseo de la Reforma 510

Col. Juárez, Demarcación Territorial Cuauhtémoc C.P. 06600 Ciudad de México, Mexico.

(c) Any notices or communications delivered at the address of the parties shall take effect upon delivery thereof.

(d) It is explicitly agreed that "CLIENT" may only change the address designated in this section with a joint notice given to "BANK" at least 30 days in advance of the date the applicable change takes effect, in accordance with terms substantially similar to that stipulated in paragraph (f) of this section. Breach of provisions in this Section will give rise to an event to early terminate this Agreement for all applicable effects.

In addition, "CLIENT" shall notify "BANK" of any change in contact person and/or electronic mail address.

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Página/Page 20 de/of 21 (e) “EL BANCO” podrá notificar a las demás partes de este instrumento cambios en su domicilio mediante aviso por escrito, medios electrónicos o por correo electrónico, en el entendido que, mientras no realice tal notificación, los avisos y comunicaciones entregados en el domicilio señalado en el presente documento surtirán plenos efectos legales. (e) “BANK” may notify the other parties hereto of changes in its address by giving notice in writing, or through electronic means or electronic mail, on the understanding that while no such notice is given, all notices and communications delivered at the address designated in this agreement shall take full legal effects. (f) Formato de aviso de cambio de domicilio: (f) Form of notice to change of address: Por medio de la presente, conforme a la cláusula ______ de Domicilios y Notificaciones, le informo bajo protesta de decir verdad que el domicilio que se señaló para oír y recibir notificaciones por parte de ___________ [nombre de la empresa] ha cambiado, siendo el domicilio real y actual el ubicado en ___________________________________. I, being duly sworn, hereby inform, under section ______ on Addresses and Notices, that the address for service of process designated by ___________ [company name] has changed, and that its current and effective address is at ___________________________________. Se reitera que el domicilio señalado es el domicilio para llevar a cabo todas las diligencias extrajudiciales y judiciales, incluyendo, sin limitar, interpelaciones notariales y diligencias de requerimiento de pago, embargo y emplazamiento a juicio, que se realicen con respecto al presente Contrato respecto de las personas que firman el contrato. It is confirmed that above stated address is the address to carry out all court and out-of-court service of summons, including but not limited to, service of notarial certifications of facts, service of notarial demand of performance of an obligation, and service of demand of payment, attachment proceedings and service of process, carried out in regard to this Agreement and related to the persons who sign this Agreement. VIGÉSIMA NOVENA. SECTION TWENTY-NINE. TITULO EJECUTIVO. El presente contrato, conjuntamente con el estado de cuenta certificado por el Contador de "EL BANCO", será título ejecutivo, de conformidad con lo dispuesto por el Artículo 68 (SESENTA Y OCHO) de la Ley de Instituciones de Crédito. EXECUTORY INSTRUMENT. This agreement, together with the account statement certified by "BANK’S" Accountant, shall be the executory instrument, as per the provisions of Article SIXTY-EIGHT (68) of the Mexican Banking Law. TRIGÉSIMA. SECTION THIRTY. LEYES Y TRIBUNALES. Este contrato se rige de acuerdo a las Leyes de los Estados Unidos Mexicanos, particularmente por lo previsto en la Ley de Instituciones de Crédito, la Ley General de Títulos y Operaciones de Crédito y sus Leyes Supletorias. GOVERNING LAWS AND COMPETENT COURTS. This agreement is governed by the Laws of the United Mexican States, specifically by the provisions of the Mexican Banking Law, the General Negotiable Instruments and Credit Operations Law and their supplementary Laws. Asimismo, para todo lo relativo a la interpretación, ejecución y cumplimiento del presente contrato, "LAS PARTES" se someten a la jurisdicción y competencia de los Tribunales de la Ciudad de México. Also, for the construction, performance and fulfillment of this agreement, "THE PARTIES" submit to the jurisdiction of the competent Courts of Mexico City. TRIGÉSIMA PRIMERA. SECTION THIRTY-ONE. IDIOMA. El presente contrato se suscribe en versiones español e inglés. En caso de cualquier conflicto entre “LAS PARTES” o en caso de duda en cuanto a la correcta interpretación de este contrato, la versión en español prevalecerá y la versión en inglés será considerada para propósitos informativos entre “LAS PARTES”. LANGUAGE. This agreement is signed with versions in the Spanish and English languages. In the event of any dispute between "THE PARTIES" or of any question as to the proper construction of this agreement, the version in the Spanish language shall prevail, and the version in the English language shall be deemed for information purpose between “THE PARTIES”.

Página/Page 21 de/of 21 El presente contrato se firma por "LAS PARTES" en la ciudad de Querétaro, Querétaro, el día 15 quince de agosto del 2023 dos mil veintitrés. This Agreement is signed by "THE PARTIES" in the city of Querétaro, Querétaro, on the fifteenth 15th day of August, Two thousand twenty-three 2023. “EL BANCO” “BANK” “BBVA MÉXICO” SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA MÉXICO, “BBVA MÉXICO” SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA MÉXICO, REPRESENTADO POR: REPRESENTED BY: MARCOS GABRIEL NIÑO GALINDO CAROLINA GUADALUPE RODRÍGUEZ SOLÍS MARCOS GABRIEL NIÑO GALINDO CAROLINA GUADALUPE RODRÍGUEZ SOLÍS “EL CLIENTE”: “CLIENT”: “PILGRIM’S PRIDE” SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, REPRESENTADO POR: “PILGRIM’S PRIDE” SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, REPRESENTED BY: HÉCTOR RENÉ DURÁN MANTILLA HÉCTOR RENÉ DURÁN MANTILLA /s/ Marcos Gabriel Niño Galindo /s/ Carolina Guadalupe Rodríguez Solis /s/ Marcos Gabriel Niño Galindo /s/ Carolina Guadalupe Rodríguez Solis /s/ Héctor René Durán Mantilla /s/ Héctor René Durán Mantilla

“ANEXO A”

FORMATO DE DECLARACIONES Y CLAUSULADO DE CRÉDITO SOSTENIBLE

(Financiamientos sustentables)

DECLARACIONES DE “EL CLIENTE”.

…….)- “EL CLIENTE” acepta y reconoce, sostener a la fecha de firma del presente contrato relación con la Sociedad denominada _________________ ***(Indicar la denominación completa de la Sociedad sin abreviaturas),*** (en lo sucesivo “EL EXPERTO VERIFICADOR”), quien cuenta con sistemas de evaluaciones sobre indicadores de sostenibilidad ambiental y social,; quien analizará y cuantificará el nivel de responsabilidad y cumplimiento, respecto de procesos de sostenibilidad de “EL CLIENTE”, relacionados con el presente contrato.

……)- “EL CLIENTE” acepta y tiene pleno conocimiento que “EL EXPERTO VERIFICADOR”, con quien tiene relación, se encuentra dentro de los parámetros y lineamientos, que marca la normativa interna de “EL BANCO”.

…….)- “EL CLIENTE”, manifiesta que “EL BANCO” no tiene o tendrá relación jurídica alguna con “EL EXPERTO VERIFICADOR”.

…….)- “EL CLIENTE” se obliga, mientras el presente contrato se encuentre vigente y en su caso de sus respectivos convenios modificatorios, a mantener la relación con “EL EXPERTO VERIFICADOR”, siempre y cuando desee contar con “EL BENEFICIO” (definición que se contempla en la cláusula Crédito Sostenible).

CLÁUSULAS

PRIMERA BIS. - CRÉDITO SOSTENIBLE. “EL CLIENTE” acepta recibir una reducción en la Tasa de Interés (prima o descuento sobre el margen aplicable de +/- [**] % (“X” por ciento) anual) como beneficio económico (en lo sucesivo “EL BENEFICIO”), por considerarse el presente “CRÉDITO” como un Crédito Sostenible (en lo sucesivo “CRÉDITO SOSTENIBLE”). La reducción en la tasa antes señalada podrá aplicar durante la vigencia del presente “CRÉDITO”, siempre y cuando “EL CLIENTE” cumpla con las revisiones respectivas del(de los) KPI (Key Performance Indicator, por sus siglas en inglés) sustentable(s) definido(s), en la presente cláusula, (en lo sucesivo “EL(LOS) KPI(S) SUSTENTABLE(S)”).

“EL CLIENTE”, deberá proporcionar el(los) reporte(s) de certificación de forma anual**,** del Indicador de _________________ ***(señalar el KPI sustentable autorizado)***, realizada por “EL EXPERTO VERIFICADOR” (en lo sucesivo el “REPORTE”). La entrega del ”REPORTE” deberá realizarse por medio de documento por escrito (en físico) a “EL BANCO”.

“EXHIBIT A”

FORM OF REPRESENTATIONS AND SECTIONS FOR A SUSTAINABLE CREDIT

(Sustainable Financing)

REPRESENTATIONS OF “CLIENT”.

…….)- “CLIENT” accepts and acknowledges to hold, on the date this agreement is executed, a relationship with Company with name_________________ ***(Insert the full name of Company, without abbreviations)***, (“EXPERT REVIEWER”), which Company has assessment systems on environmental and social sustainability indicators, and which will analyze and quantify the level of responsibility and compliance with respect to the sustainability processes of “CLIENT” in relation to this agreement.

……)- “CLIENT” accepts, and has been informed in full that “EXPERT REVIEWER” with which it has a relationship is found to be within the parameters and guidelines set forth in the internal regulations of “BANK”.

…….)- “CLIENT” represents that “BANK” does neither have, nor will have, any legal relationship whatsoever with “EXPERT REVIEWER”.

…….)- “CLIENT” binds itself, as long as this agreement is effective and, if applicable, of its respective amendment agreements, to maintain a relationship with “EXPERT REVIEWER”, provided, however, it intends to have “THE BENEFIT” (this definition is set forth in the section of Sustainable Credit)

SECTIONS

SECTION ONE BIS. – SUSTAINABLE CREDIT. “CLIENT” accepts to receive a reduction in the Interest Rate (premium or discount on the applicable margin of +/- [**] % (“X” percent) as an economic benefit (“BENEFIT”), insofar that this “CREDIT” is considered as a Sustainable Credit (“SUSTAINABLE CREDIT”). The reduction in the aforesaid rate may apply during the term of this “CREDIT”, provided, however, that “CLIENT” complies with the respective revisions of the sustainable KPIs (Key Performance Indicators) defined in this section (“SUSTAINABLE KPIs”)

“CLIENT” shall provide the report(s) of certification on an annual basis, of the Indicator of _________________ ***(indicate the sustainable KPI authorized)***, carried out by “EXPERT REVIEWER” (“REPORT”). The delivery of the ”REPORT” shall be made through a written (physical) document to “BANK”.

En el supuesto de que “EL CLIENTE”, no cumpla con “EL(LOS) KPI(S) SUSTENTABLE(S)” de acuerdo con los criterios establecidos en el “REPORTE”, o si “EL CLIENTE” no proporciona a “EL BANCO” el(los) “REPORTE”, en la forma y en los tiempos previamente pactados, “EL CLIENTE” perderá “EL BENEFICIO”. En ese caso la tasa aplicable será la originalmente pactada, que se indica en la cláusula denominada Intereses Ordinarios. In case “CLIENT” does not fulfill “SUSTAINABLE KPIs” according to the criteria established in the “REPORT”, or if “CLIENT” does not provide to “BANK” the “REPORT(S)” in the manner and times previously agreed upon, “CLIENT” shall lose “THE BENEFIT”. In that case, the applicable rate shall be the rate originally agreed upon indicated in the section called Regular Interest. (Párrafo que aplica, en caso de que se haya autorizado plazo para corrección del incumplimiento del “EL KPI SUSTENTABLE”) (Applicable paragraph if a term to cure the breach of “THE SUSTAINABLE KPI” has been authorized) En caso de que “EL CLIENTE”, derivado del “REPORTE” mencionado en el párrafo anterior, resultare en incumplimiento del “EL(LOS) KPI(´S) SUSTENTABLE(S)” contará con un período de _______ (______) (Indicar plazo para regularizar el KPI) días _________ (naturales o calendario), contados a partir de la fecha de entrega del mismo a “EL BANCO”, para regularizar dicho incumplimiento, y con ello estar en posibilidad de continuar con “EL BENEFICIO” que le otorga “EL BANCO”, bajo la presente cláusula. In case that “CLIENT”, derived from the “REPORT” mentioned in the preceding paragraph, breaches “SUSTAINABLE KPIs”, “CLIENT” shall have a period of _______ (______) (Insert the term to regularize the KPI) _________ (natural or calendar) days, starting as of the date of the delivery thereof to “BANK” to cure such breach and, therefore, to be able to continue with “BENEFIT” granted to the client by “BANK” under this section. Para efectos del presente contrato, el término que a continuación se menciona tendrá el siguiente significado: For purposes of this agreement, the term mentioned below shall have the following meaning: “Indicador _______________”, (detalle del KPI autorizado) “Indicator _______________”, (detail of authorized KPI) Cada “REPORTE” que “EL CLIENTE” entregue a “EL BANCO” deberá de ser realizado invariablemente por “EL EXPERTO VERIFICADOR”. Si aconteciera el caso de que la relación entre “EL CLIENTE” y “EL EXPERTO VERIFICADOR” señalada en la sección de DECLARACIONES se terminará por cualquier razón o motivo dentro de la vigencia del presente Crédito, “EL CLIENTE”, deberá informarlo a “EL BANCO” por escrito dentro de los 5 (cinco) días hábiles a partir de este acontecimiento, expresando brevemente las causas de la terminación. Acto seguido, “EL CLIENTE” deberá (i) substituir a “EL EXPERTO VERIFICADOR”, por otro que sea apto y competente para realizar las certificaciones ya aludidas, de acuerdo a los parámetros y lineamientos que marca la normativa interna de “EL BANCO”, (ii) cubrir en todo momento los gastos, erogaciones o cualquier otro importe bajo este concepto, liberando a “EL BANCO” de cualquier responsabilidad que derive de lo anterior, y (iii) documentar por escrito el acuerdo por el cual se designe al nuevo “EXPERTO VERIFICADOR” entregando a “EL BANCO” evidencia del acuerdo. Each “REPORT” that “CLIENT” delivers to “BANK” shall be invariably prepared by “EXPERT REVIEWER”. In case the relationship between “CLIENT” and “EXPERT REVIEWER” indicated in the section of REPRESENTATIONS would terminate due to any reason or cause within the term of this Credit, “CLIENT” shall inform so to “BANK” in writing during five (5) business days as of such occurrence, briefly expressing the grounds for the termination. Immediately thereafter, “CLIENT” shall (i) substitute “EXPERT REVIEWER” for another reviewer that is able and competent to carry out the cited certifications, according to the parameters and guidelines indicated in the internal regulations of “BANK”, (ii) pay, at all times, the expenses, disbursements, or any other amount under this item, releasing “BANK” from any liability derived from the foregoing, and (iii) document in writing the agreement whereby the new “EXPERT REVIEWER” is appointed, delivering to “BANK” proof of the agreement. (Adicionar en caso de contar con cláusula de “Crédito Sostenible”). (Add if a “Sustainable Credit” section exists.) RESPONSABILIDAD. RESPONSIBILITY.

“EL CLIENTE” reconoce que “EL BANCO” podrá hacer uso y se basará en el contenido del (de los) “REPORTE(S)” de “EL(LOS) KPI(S) SUSTENTABLE(S)”, para otorgar “EL BENEFICIO”. “EL CLIENTE”, manifiesta que cuenta con los permisos y autorizaciones necesarios para disponer de la información que será facilitada a “EL BANCO”, liberando a “EL BANCO” frente a cualquier reclamación de cualquier persona en relación con el(los) mismo(s). “CLIENT” acknowledges that “BANK” may use, and shall be based on, the contents of the “REPORT(S)” of “SUSTAINABLE KPIs” to grant “THE BENEFIT”. “CLIENT” states that it holds the required permits and authorizations to dispose of the information that will be facilitated to “BANK”, and releases “BANK” with respect to any claim of any person in relation therewith. “EL BANCO” no responderá en ningún caso por la pérdida, daños, o gastos que pudieran surgir de cualquier acto fraudulento, omisión de información, falsa declaración, dolo o negligencia o cualquier error, en relación con el(los) reporte(s) de certificación de “EL(LOS) KPI(S) SUSTENTABLE(S)”, cometidos por el personal, empleados y asesores de “EL CLIENTE”. “EL BANCO” en ningún caso tendrá responsabilidad alguna sobre los actos y/o pronunciamientos llevados a cabo por “EL EXPERTO VERIFICADOR”, responsabilidad que compete en todo momento a “EL CLIENTE”. “BANK” shall not be accountable, in any case, for losses, damages, or expenses that could arise from any fraudulent act, omission of information, false representation, fraud or negligence, or from any error, in relation to the certification report(s) of “SUSTAINABLE KPIs” incurred by the personnel, employees, and advisors of “CLIENT”. “BANK” shall not be liable regarding the acts and/or statements carried out by “EXPERT REVIEWER”, responsibility which shall be incumbent at all times on “CLIENT”. “EL BANCO”, bajo ninguna circunstancia, será responsable de la veracidad o exactitud del(los) “REPORTE(S)” de “EL(LOS) KPI(S) SUSTENTABLE(S)”, proporcionado(s) por “EL CLIENTE”, quedando exonerado de cualquier responsabilidad que surgiera como consecuencia del uso o empleo de información contenida en los mismos. “BANK” shall not be liable, under any circumstance, of the truthfulness or accuracy of the “REPORT(S)” of “SUSTAINABLE KPIs” provided by “CLIENT”, and shall be released from any liability that could arise as consequence of the use or employment of the information contained therein. “EL CLIENTE” se compromete a indemnizar a “EL BANCO” y a sus filiales y a sus respectivos consejeros, directivos, y empleados por y frente a todas, por cualesquiera daños o perjuicios que cualquiera de ellos pudiera sufrir como consecuencia de lo contenido en el(los) reporte(s) de certificación de “EL(LOS) KPI(S) SUSTENTABLE(S)”. “CLIENT” assumes the commitment to indemnify “BANK” and its affiliates and its respective directors, executives, and employees from and against any actual or consequential damages that any of them could experience as consequence of the contents of the certification report(s) of “SUSTAINABLE KPIs”. (Adicionar en caso de contar con cláusula de “Crédito Sostenible”). (Add if a “Sustainable Credit” section exists.) PUBLICIDAD Y USO DE MARCAS. ADVERTISING AND USE OF TRADEMARKS. “EL CLIENTE” en este acto autoriza a “EL BANCO” a realizar las acciones de comunicación, anuncios y publicaciones, en los medios que considere pertinentes relativos al presente “CRÉDITO SOSTENIBLE”, y se compromete a trabajar de forma conjunta con “EL BANCO” para tener una estrategia de comunicación coordinada, en caso de que “El BANCO” se encuentre interesado en llevar a cabo acciones de comunicación. “CLIENT” hereby authorizes “BANK” to carry out any communication actions, advertisements, and publications, through the media it may deem pertinent in relation to this “SUSTAINABLE CREDIT”, and binds itself to work jointly with “BANK” to develop a strategy of coordinated communication, in case “BANK” is interested in carrying out any communication actions. Por lo anterior, “EL CLIENTE” mediante AVISO POR ESCRITO otorgará a “EL BANCO” una autorización de uso de sus marcas (en lo sucesivo “LAS MARCAS”), de manera gratuita, no exclusiva y no transferible, exclusivamente para los fines que se describen en la presente cláusula. “LAS MARCAS” amparadas por dichos registros no podrán ser variadas o modificadas de ninguna forma. In view of the foregoing, “CLIENT”, through a WRITTEN NOTICE, shall give “BANK” a consent to use its trademarks (“TRADEMARKS”) in gratuitous, non- exclusive, and non-transferrable manner, exclusively for the purposes described in this section. “TRADEMARKS” covered under such registrations shall not be changed or modified in any manner whatsoever.

En caso de que “EL CLIENTE” requiera hacer uso de las marcas de “EL BANCO” para incluir sus signos distintivos, marcas, logos y/o nombres comerciales (en lo sucesivo “LAS MARCAS”), en materiales de publicidad, solicitará que se otorgue la autorización correspondiente mediante anexo, el cual formara parte del presente contrato. In case “CLIENT” requires to use the trademarks of “BANK” in order to include its distinguishing signs, trademarks, logos, and/or trade names (“TRADEMARKS”) in advertising materials, “CLIENT” shall request the pertinent authorization through an exhibit, which shall become an integral part of this agreement. “LAS PARTES” se obligan a hacer buen uso y a cuidar la imagen de “LAS MARCAS” durante y posterior a la vigencia del presente contrato comprometiéndose a dar aviso inmediato de cualquier hecho, evento o circunstancia que ocasione un deterioro en la imagen de “LA MARCAS”. “THE PARTIES” bind themselves to make good use, and to take care of the image of “TRADEMARKS” throughout and subsequently to the term of this agreement, and bind themselves to give immediate notice of any fact, event, or circumstance that causes a prejudice to the image of “TRADEMARKS”. “LAS PARTES” se obligan, previa a la producción y exhibición de cualquier material publicitario y/o promocional, en el cual aparezcan las marcas, logotipos, denominaciones, propiedad de “EL BANCO” y “EL CLIENTE” a solicitar su autorización previa y por escrito de las características y especificaciones de los materiales que se pretendan usar. Una vez contado con el visto bueno, “LAS PARTES” podrán emitir dicho material al público. “THE PARTIES” bind themselves, prior to the production and exhibition of any advertising and/or promotional material wherein the trademarks, logos, designations, property of “BANK” and “CLIENT” appear, to request the prior and written authorization on the characteristics and specifications of the materials intended to be used. Once the approval has been obtained, “THE PARTIES” may release such material to the public. A la terminación del presente Contrato o por cualquier causa, “LAS PARTES” se compromete a dejar de utilizar de inmediato “LAS MARCAS” no pudiendo continuar en lo subsiguiente con el uso de las mismas, de ninguna otra forma, como tampoco podrá usar cualquier marca o palabra similar en grado de confusión a “LAS MARCAS” ya sea de manera sola o en combinación con cualquier letra, palabra o diseño. Upon the termination of this Agreement or due any other cause, “THE PARTIES” bind themselves to immediately cease the use of “TRADEMARKS”, and shall not continue to use such trademarks subsequently in any other manner, and they shall not use any trademark or word confusingly similar to the “TRADEMARKS”, whether independently or in combination with any letter, word, or design. “LAS PARTES” se obligan a sacar en paz y a salvo y cubrir todos los gastos, multas y costos a la(s) contraparte(s) y/o sus filiales y/o subsidiarias, de cualquier litigio o procedimiento que se inicie en su contra derivado del uso de las marcas, logotipos, denominaciones e imágenes referidos. “THE PARTIES” bind themselves to hold the other party and/or its affiliates and/or subsidiaries harmless, and to pay all expenses, fines, and costs, from and against any action or proceeding filed against such party derived from the use of the aforementioned trademarks, logos, designations, and images (Párrafo a adicionar en caso de contar con cláusula de “Crédito Sostenible”). (Paragraph to be added if a “Sustainable Credit” section exists.) GASTOS. EXPENSES. “EL CLIENTE” manifiesta que cualquier honorario y gasto derivado de las actividades correspondiente a “EL EXPERTO VERIFICADOR”, en todo momento será exclusivamente su responsabilidad, liberando a “EL BANCO” de cualquier obligación de pago, bajo cualquier concepto. “CLIENT” states that any fee and expense derived from the activities corresponding to “EXPERT REVIEWER” shall be the client’s exclusive responsibility, at all times, and releases “BANK” from any obligation of payment, under any item.